As filed with the Securities and Exchange Commission on ______, 2010.

                                                Commission File No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                          Registration Statement Under
                           THE SECURITIES ACT OF 1933

                                 ACTIVEIN, INC.
                     ---------------------- ---------------
               (Exact name of registrant as specified in charter)

          Delaware                        3841                      None
----------------------------    ------------------------    --------------------
(State or other jurisdiction   (Primary Standard Classi-       (IRS Employer
     of incorporation)            fication Code Number)         I.D. Number)

                                 1 Leshem Street
                                   Kiryat Gat
                                  82000, Israel
                                  972-8-6811761
                   --------------------------- --------------
          (Address and telephone number of principal executive offices)

                                 1 Leshem Street
                                   Kiryat Gat
                                  82000, Israel
                     -------------------------------------
(Address of principal place of business or intended principal place of business)

                                  Adi Plaschkes
                                 1 Leshem Street
                                   Kiryat Gat
                                  82000, Israel
                                  972-8-6811761
                   --------------------------- --------------
            (Name, address and telephone number of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              William T. Hart, Esq.
                               Hart & Trinen, LLP
                             1624 Washington Street
                             Denver, Colorado 80203
                                  303-839-0061

 As soon as practicable after the effective date of this Registration Statement
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b2 of the Exchange Act.

       Large accelerated filer   [  ]             Accelerated filer   [  ]

       Non-accelerated filer   [  ]               Smaller reporting company  [X]
(Do not check if a smaller reporting company)


                        CALCULATION OF REGISTRATION FEE

Title of each                        Proposed     Proposed
 Class of                            Maximum       Maximum
Securities            Securities     Offering     Aggregate      Amount of
   to be                  to be      Price Per     Offering     Registration
Registered            Registered     Share (1)      Price            Fee
----------            ----------     ---------    -----------   ------------

Common Stock (2)       5,000,000        $0.20     $1,000,000           $71
Common Stock (3)         275,000        $0.20     $   55,000             5
                                                                       ---
                                                                       $76
                                                                       ===
----------------------------------------------------------------------------

(1)  Offering price computed in accordance with Rule 457.
(2)  Shares of common stock offered by the Company.
(3)  Shares of common stock offered by selling shareholders


     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of l933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                                 ACTIVEIN, INC.

                                  Common Stock

                    5,000,000 shares to be offered by Company
              275,000 shares to be offered by Selling Shareholders

      By means of this prospectus ActiVein is offering for sale up to 5,000,000 shares of common stock at a price of $0.20 per share.

      The shares ActiVein is offering will be sold directly by its executive officers. ActiVein will not pay any commission or other form of remuneration in connection with the sale of these shares.

      This offering is being conducted on a "self-underwritten" basis. There is no minimum number of shares required to be sold. Proceeds from the sale of shares by ActiVein will be delivered directly to ActiVein and will not be deposited in any escrow account. If all shares are sold, ActiVein will receive gross proceeds of $1,000,000. ActiVein plans to end this offering on June 30, 2010. However, at ActiVein's discretion, this offering may end sooner or be extended until August 31, 2010.

      If and when ActiVein's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, and after ActiVein terminates its offering, a number of ActiVein's shareholders may also offer to sell, by means of this prospectus, up to 275,000 shares of ActiVein's common stock at a price of $0.20 per share. The shares owned by the selling shareholders may be sold at prices and terms then prevailing or at prices related to the then-current market price of ActiVein's common stock, or in negotiated transactions.

      ActiVein will not receive any proceeds from the sale of the common stock by the selling stockholders. ActiVein will pay for the expenses of this offering, which are estimated to be $40,000, of which approximately $15,000 has been paid as of the date of this prospectus.

      As of the date of this prospectus there was no public market for ActiVein's common stock. Although ActiVein plans to have its shares quoted on the OTC Bulletin Board, ActiVein may not be successful in establishing any public market for its common stock. As of the date of this prospectus, an application had not been made to have ActiVein's common stock quoted on the OTC Bulletin Board.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.



                The date of this prospectus is ________, 2010.

                               PROSPECTUS SUMMARY

      ActiVein was incorporated in Delaware in January 2007 under the name UNLTD Ventures Incorporated. Between January 2007 and March 2009 ActiVein did not conduct any business.

      In March 2009 ActiVein acquired ActiVein Ltd., an Israeli corporation, for 4,800,190 shares of its common stock, 3,770,935 shares of its Series A Preferred stock, and a warrant which allows the holder to purchase an additional 428,768 Series A preferred shares.

      ActiVein is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. An intravenous (IV) catheter, used to deliver fluids to the patient, is normally inserted into at least one vein of a patient during hospitalization. For various reasons, blood samples cannot be withdrawn through the same catheter. As a result, during a hospital stay a patient may be subjected to numerous needle sticks which are required to obtain blood samples for laboratory tests.

      ActiVein's dual-action catheter is designed to replace the standard conventional "hospital IV line" by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

      On April 9, 2009 UNLTD changed its name to ActiVein, Inc.

      Unless otherwise indicated, all references to our business and operations include the business and operations of ActiVein Ltd.

      As of February 15, 2010 ActiVein had 13,908,257 outstanding shares of common stock, and 3,770,935 Series A Preferred shares. Each Series A Preferred share is convertible into one share of ActiVein's common stock.

      As of February 15, 2010 ActiVein Ltd. had not commenced sales and had not generated any revenue.

      ActiVein's offices are located at 1 Leshem Street, Kiryat Gat, 82000, Israel. Activien's telephone number is 972-8-6811761 and its facsimile number is 972-8-6811763.

      ActiVein's website is www.activein.co.il

Forward Looking Statements

      This Prospectus contains various forward-looking statements that are based on ActiVein's beliefs as assumptions made by and information currently available to ActiVein. When used in this Prospectus, the words "believe", "expect", "anticipate", "estimate" "intend", "project", "predict" and similar expressions are intended to identify forward-looking statements. These statements may involve projections, capital requirements, operating expenses, and the like, and are subject to certain risks, uncertainties and assumptions which could cause actual results to differ materially from projections or estimates. Factors which could cause actual results to differ materially are discussed at length under the heading "Risk Factors". Should one or more of the enumerated risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Investors should not place undue reliance on forward-looking statements, all of which speak only as of the date made.

The Offering

      By means of this prospectus:

     o ActiVein is offering to sell up to 5,000,000 shares of its common stock at a price of $0.20 per share, and

     o A number of ActiVein's shareholders are offering to sell up to 275,000 shares of its common stock at a price of $0.20 per share. If and when ActiVein's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

      The purchase of the securities offered by this prospectus involves a high degree of risk. Risk factors include the lack of any relevant operating history, losses since ActiVein was incorporated, and the possible need for ActiVein to sell shares of its common stock to raise additional capital. See "Risk Factors" below for additional Risk Factors.

                                  RISK FACTORS

      The securities being offered involve a high degree of risk. Prospective investors should consider the following risk factors which affect ActiVein's business and this offering. These risk factors discuss all material risks which pertain to an investment in ActiVein's common stock. If any of the risks discussed below materialize, ActiVein's business may suffer and ActiVein's common stock could decline in value or become worthless.

Risk Factors Related to ActiVein's Business

ACTIVEIN HAS A HISTORY OF LOSSES AND MAY NEVER BE PROFITABLE. ActiVein has never earned a profit. ActiVein expects to incur losses during the foreseeable future and may never be profitable.

THE FAILURE OF ACTIVEIN TO OBTAIN CAPITAL MAY SIGNIFICANTLY RESTRICT ACTIVEIN'S PROPOSED OPERATIONS. ActiVein needs additional capital to fund its operating losses and to develop its intravenous catheter. ActiVein's issuance of equity or equity-related securities to raise capital will dilute the ownership interest of existing shareholders.

      ActiVein does not know what the terms of any future capital raising may be but any future sale of ActiVein's equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering. The failure of ActiVein to obtain the capital which it requires will result in the slower implementation of ActiVein's business plan or its inability of ActiVein to implement its business plan. There can be no assurance that ActiVein will be able to obtain any capital which it will need.

      To enable ActiVein to continue in business ActiVein will eventually need to earn a profit or obtain additional financing until ActiVein is able to earn a profit. As a result of ActiVein's short operating history it is difficult for potential investors to evaluate its business. There can be no assurance that ActiVein can implement its business plan, that it will be profitable, or that the shares which may be sold in this offering will have any value.

      ActiVein will not receive any proceeds from the sale of the shares offered by the selling shareholders.

ACTIVEIN'S OPERATIONS ARE DEPENDENT UPON THE CONTINUED SERVICES OF ITS OFFICERS. THE LOSS OF ITS ONLY OFFICERS, WHETHER AS A RESULT OF DEATH, DISABILITY OR OTHERWISE, MAY HAVE A MATERIAL ADVERSE EFFECT UPON THE BUSINESS OF ACTIVEIN.

SINCE ACTIVEIN'S OFFICERS PLAN TO DEVOTE ONLY A PORTION OF THEIR TIME TO ACTIVEIN'S BUSINESS, ITS CHANCES OF BEING PROFITABLE WILL BE LESS THAN IF IT HAD FULL TIME MANAGEMENT. As of the date of this prospectus ActiVein had only two officers. With the exception of Adi Plaschkes, ActiVein's Chief Executive Officer, the other officer of ActiVein, Boaz Dor, is employed at another company and that officer's other responsibilities could take precedence over the officer's duties to ActiVein.

ACTIVEIN'S AUDITORS HAVE DOUBT AS TO ITS ABILITY TO CONTINUE IN BUSINESS. In their report on ActiVein's February 28, 2009 financial statements, Actvein's auditors expressed substantial doubt as to ActiVein's ability to continue as a going concern. A going concern qualification could impair ActiVein's ability to finance operations through the sale of debt or equity securities. ActiVein's ability to continue as a going concern will depend, in large part, on ActiVein's ability to obtain additional financing and generate positive cash flow from operations, neither of which is certain. If ActiVein is unable to achieve these goals, ActiVein's business would be jeopardized and it may not be able to continue operations.

TO DATE, ACTIVEIN HAS NOT GENERATED ANY REVENUE. ACTIVEIN'S FUTURE SUCCESS DEPENDS ON ACTIVEIN'S ABILITY TO BEGIN GENERATING REVENUES ON A REGULAR AND CONTINUING BASIS. Since inception, ActiVein has not generated any revenue. ActiVein's future success depends on its ability to begin generating revenues on a regular and continuing basis and to properly manage costs. ActiVein's ability to generate revenues depends on a number of factors, some of which are outside ActiVein's control. These factors include the following:

     o ActiVein's ability to obtain necessary government and regulatory approvals;

     o ActiVein's ability to successfully complete all the research and development work on its intravenous catheter;

     o ActiVein's ability to successfully commercialize itsits intravenous catheter technology; and

     o    ActiVein's ability to protect its intellectual property.

      ActiVein cannot make any assurances that it will be able to meet any of these challenges, or that ActiVein will be able to generate any revenue. If ActiVein does not generate any revenue, investors may lose their entire investment.

ANY FAILURE TO OBTAIN OR ANY DELAY IN OBTAINING REQUIRED REGULATORY APPROVALS MAY ADVERSELY AFFECT ACTIVEIN'S ABILITY TO SUCCESSFULLY LICENSE OR MARKET ITS PRODUCTS. The intravenous catheter technology that ActiVein is developing is subject to oversight by regulatory authorities in the United States and in other countries, including, without limitation, the FDA. ActiVein believes that its intravenous catheter will be classified as a Type II Medical Device by the FDA. If classified as a Type II Medical Device, this product will not come under the more rigorous approval guidelines applicable to Type III Medical Devices (e.g., HIV test kits) or the arduous Phase I, II, and III clinical trial process that is required for approval of drugs. Type II Medical Device approval falls under the category referred to as a 510k application and after submission of supporting data to the FDA is subject to a 90-day review process. ActiVein has not initiated the process to obtain marketing clearance for its product in the United States.

      Among other requirements, FDA marketing clearance and approval of the facilities used to manufacture ActiVein's product will be required before ActiVein's intravenous catheters may be marketed in the United States.

      A similar regulatory process will be required by European regulatory authorities before ActiVein's products can be marketed in Europe. As with the FDA review process, there are numerous risks associated with the review of medical devices by foreign regulatory agencies. The foreign regulatory agencies may request additional data to demonstrate the clinical safety and efficacy of a product.

      Although FDA marketing clearance may not be required for certain foreign markets, ActiVein believes that FDA clearance for ActiVein's intravenous catheter would add credibility when negotiating with overseas distributors. Failure to obtain FDA marketing clearance in the United States may limit ActiVein's ability to successfully market its product even where regulatory approvals are not required.

      Delays or rejection in obtaining FDA marketing clearance may also be encountered based upon changes in applicable law or regulatory policy during the period of regulatory review. Any failure to obtain, or any delay in obtaining, marketing clearance would adversely affect ActiVein's ability to license or market its intravenous catheter. Moreover, even if FDA marketing clearance is granted, such approval may include significant limitations on indicated uses for which the product could be marketed.

      Both before and after marketing clearance is obtained, a product and its manufacturer are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage of the process may result in adverse consequences, including the FDA's delay in approving or refusing to approve a product for marketing, withdrawal of an approved product from the market and/or the imposition of criminal penalties against the manufacturer. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product or manufacturer including withdrawal of the product from the market.

      ActiVein cannot assure any investors that it will receive the required clearances in order to be able to market its intravenous catheter.

IF ACTIVEIN'S PRODUCTS DO NOT ACHIEVE MARKET ACCEPTANCE, ACTIVEIN WILL BE UNABLE TO GENERATE SIGNIFICANT REVENUES. The commercial success of ActiVein's intravenous catheter will depend primarily on convincing health care providers to adopt and use ActiVein's product. To accomplish this, ActiVein, together with any other marketing or distribution collaborators, will need to convince members of the medical community of the benefits of ActiVein's product through, for example, published papers, presentations at scientific conferences and additional clinical data. Medical providers will not use ActiVein's product unless it can demonstrate that ActiVein's product consistently produces results comparable or superior to existing products, and has acceptable safety profiles and costs. If ActiVein is not successful in these efforts, market acceptance of its product could be limited. Even if ActiVein demonstrates the effectiveness of its product, medical practitioners may still use other products. If ActiVein's product does not achieve broad market acceptance, ActiVein will be unable to generate significant revenues, which would have a material adverse effect on its business, cash flows and results of operations.

ACTIVEIN MAY NOT ACHIEVE OR MAINTAIN A COMPETITIVE POSITION IN ITS INDUSTRY AND FUTURE TECHNOLOGICAL DEVELOPMENTS MAY RESULT IN ACTIVEIN'S PROPRIETARY TECHNOLOGIES BECOMING UNECONOMICAL OR OBSOLETE. The field that ActiVein is involved in is undergoing rapid and significant technological change. Activien's ability to successfully commercialize various applications of its intravenous catheter technology will depend on ActiVein's ability to maintain its technological advantage. ActiVein cannot assure investors that ActiVein will achieve or maintain such a competitive position or that other technological developments will not cause its proprietary technologies to become uneconomical or obsolete. Many of ActiVein's potential competitors, including large multi-national pharmaceutical companies, well-capitalized biotechnology companies, and privately and publicly financed research facilities, have significantly greater financial resources than ActiVein. ActiVein's revenues and profits will be adversely impacted if it cannot compete successfully with new or existing products or technologies.

ACTIVEIN'S PATENTS MIGHT NOT PROTECT ITS TECHNOLOGY FROM COMPETITORS. Certain aspects of ActiVein's technologies areare protected by foreign patents. Although ActiVein has filed a patent application in the United States, there is no assurance that any patentpatent applications will result in the issuance of new patents. Furthermore, there is no assurance as to the breadth and degree of protection any issued patents might afford ActiVein. ActiVein may not be able to prevent misappropriation of its proprietary rights, particularly in countries where the laws may not protect such rights as fully as in the United States. Thus, any patents that ActiVein owns may not provide commercially meaningful protection from competition. Disputes may arise between ActiVein and others as to the scope, validity and ownership rights of patents. Any defense of patents could prove costly and time consuming and ActiVein cannot assure investors that it will be in a position, or will deem it advisable, to carry on such a defense. ActiVein's patents may not contain claims that are sufficiently broad to prevent others from practicing its technologies or developing competing products. Competitors may be able to use technologies in competing products that perform substantially the same as ActiVein's technologies but avoid infringing on ActiVein's patent claims. Under these circumstances, ActiVein's patents would be of little commercial value.

ACTIVEIN RELIES ON MAINTAINING COMPETITIVELY SENSITIVE KNOW-HOW AND OTHER INFORMATION AS TRADE SECRETS, WHICH MAY NOT SUFFICIENTLY PROTECT THIS INFORMATION. DISCLOSURE OF THIS INFORMATION COULD IMPAIR ACTIVEIN'S COMPETITIVE POSITION. As to many technical aspects of ActiVein's business, ActiVein has concluded that competitively sensitive information is either not patentable or that, for competitive reasons, it is not commercially advantageous to seek patent protection. In these circumstances, ActiVein seeks to protect this proprietary information by maintaining it in confidence as a trade secret. However, the disclosure of ActiVein's trade secrets would impair its competitive position, and adequate remedies may not exist in the event of unauthorized use or disclosure of ActiVein's confidential information. Further, to the extent that ActiVein's employees, consultants or contractors use trade secret technology or know-how owned by others in their work for ActiVein, disputes may arise as to the ownership of related inventions.

ACTIVEIN MAY INCUR SIGNIFICANT LIABILITY IF IT INFRINGES THE PATENTS AND OTHER PROPRIETARY RIGHTS OF THIRD PARTIES. In the event that ActiVein's technologies infringe or violate the patent or other proprietary rights of third parties, it may be prevented from pursuing product development, manufacturing or commercialization of any product that uses these technologies. There may be patents held by others of which ActiVein is unaware that contain claims that ActiVein's product or operations infringe. In addition, given the complexities and uncertainties of patent laws, there may be patents of which ActiVein knows that it may ultimately be held to infringe, particularly if the claims of the patent are determined to be broader than ActiVein believes them to be.

      If a third party claims that ActiVein infringes its patents, any of the following may occur:

      o ActiVein may become liable for substantial damages for past infringement if a court decides that its technologies infringe upon a competitor's patent;

      o a court may prohibit ActiVein from selling or licensing its product without a license from the patent holder, which may not be available on commercially acceptable terms or at all, or which may require ActiVein to pay substantial royalties or grant cross-licenses to its patents; and

      o ActiVein may have to redesign its product so that it does not infringe upon the patent rights of others, which may not be possible or could require substantial funds or time.

      In addition, employees, consultants, contractors and others may use the trade secret information of others in their work for ActiVein or disclose its trade secret information to others. Either of these events could lead to disputes over the ownership of inventions derived from that information or expose ActiVein to potential damages or other penalties.

IF PRODUCT LIABILITY LAWSUITS ARE BROUGHT AGAINST ACTIVEIN, ACTIVEIN MIGHT INCUR SUBSTANTIAL LIABILITIES AND COULD BE REQUIRED TO LIMIT THE COMMERCIALIZATION OF ITS PRODUCT. If ActiVein's product does not function properly, it may be exposed to the risk of product liability claims. ActiVein may even be subject to claims against it despite the fact that the injury is due to the actions of others, such as manufacturers or medical personnel. Any product liability litigation would consume substantial amounts of ActiVein's financial and managerial resources and might result in adverse publicity, regardless of the ultimate outcome of the litigation. ActiVein does not currently maintain clinical trial insurance or product liability insurance and it may never obtain such insurance. In any event, liability insurance is subject to deductibles and coverage limitations and may not provide adequate coverage against potential claims or losses. A successful product liability claim brought against ActiVein could cause it to incur substantial costs and liabilities.

Risk Factors Related to this Offering

AS OF THE DATE OF THIS PROSPECTUS THERE WAS NO PUBLIC MARKET FOR ACTIVEIN'S COMMON STOCK AND IF NO PUBLIC MARKET DEVELOPS, PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS MAY BE UNABLE TO SELL THEIR SHARES. If purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for ActiVein's shares.

BECAUSE THERE IS NO PUBLIC MARKET FOR ACTIVEIN'S COMMON STOCK, THE PRICE FOR ITS SHARES WAS ARBITRARILY ESTABLISHED, DOES NOT BEAR ANY RELATIONSHIP TO ACTIVEIN'S ASSETS, BOOK VALUE OR NET WORTH, AND MAY BE GREATER THAN THE PRICE WHICH INVESTORS IN THIS OFFERING MAY RECEIVE WHEN THEY RESELL THEIR SHARES. Accordingly, the offering price of ActiVein's common stock should not be considered to be any indication of the value of its shares. The factors considered in determining the offering price included ActiVein's future prospects and the likely trading price for its common stock if a public market ever develops.

SHOULD A MARKET FOR ACTIVEIN'S COMMON STOCK EVER DEVELOP, DISCLOSURE REQUIREMENTS PERTAINING TO PENNY STOCKS MAY REDUCE THE LEVEL OF TRADING ACTIVITY IN THE MARKET FOR ACTIVEIN'S COMMON STOCK AND INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES. If a market ever develops for the common stock of ActiVein, trades of ActiVein's common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

                       DILUTION AND COMPARATIVE SHARE DATA

      As of February 15, 2010 ActiVein had 13,908,257 outstanding shares of common stock, which had a negligible net tangible book as of that date.

      The following table illustrates per share dilution and the comparative stock ownership of ActiVein's stockholders as compared to the investors in this offering, assuming all shares offered by this prospectus are sold.

       Shares outstanding as of February 15, 2010                    13,908,257

       Shares offered by ActiVein                                     5,000,000

       Shares offered by selling shareholders                           275,000

       Net tangible book value per share at as of February 15, 2010          --

       Offering price, per share                                          $0.20

       Dilution to purchasers of shares offered by this prospectus        $0.20

       Equity ownership by purchasers of shares offered by this
       prospectus                                                           37%


       Equity ownership by present shareholders after offering,
       assuming all shares offered by ActiVein and the selling
       shareholders are sold                                                63%

      See the section of the prospectus captioned "Management - Transactions with Related Parties and Recent Sales of Unregistered Securities" for information concerning the amount paid by the present shareholders of ActiVein for their shares of ActiVein's common stock:

Others Shares Which May Be Issued

The number of ActiVein's outstanding shares excludes the following:

                                                          Number         Note
                                                         of Shares    Reference

       Shares issuable upon conversion of Series A
        Preferred shares                                 3,770,935          A

       Shares issuable upon exercise of warrant
        allowing for the purchase of additional
        Series A preferred shares                          428,768          B

A. In connection with the acquisition of ActiVein Ltd., 3,770,935 Series A Preferred shares were issued to Xenia Venture Capital Ltd. in exchange for the preferred shares held by Xenia in ActiVein Ltd. Each Series A preferred share is convertible, at the option of the holder, into one share of ActiVein's common stock.

B. In exchange for a warrant to purchase additional preferred shares of ActiVein Ltd., a warrant to purchase 428,768 Series A shares of ActiVein was issued to Xenia Venture Capital. The warrant entitles Xenia Venture Capital to purchase 428,768 shares of ActiVein's Series A preferred stock for $0.0001 per share. Each Series A Preferred share is convertible, at the option of the holder, into one share of ActiVein's common stock.

                                 USE OF PROCEEDS

   The following table shows the intended use of the proceeds of this offering, depending upon the number of shares sold:

                                            Gross Offering Proceeds
                                 --------------------------------------------
                                 $250,000    $500,000   $750,000   $1,000,000
                                 --------    --------   --------   ----------

Research and development          180,000     350,000    530,000      750,000
General and administrative
 expenses                          30,000      60,000     90,000      120,000
Officers' salaries                 30,000      60,000     90,000       90,000
Offering expenses                  10,000      30,000     40,000       40,000

      See the "Business" section of this prospectus for a description of ActiVein's plan of operation.

      ActiVein's research and development expenditures may increase or decrease depending on the results of its preclinical studies and clinical trials.

      If less than $250,000 is raised in this offering the offering proceeds will be used primarily for pre-clinical trial preparation and final product improvements.

      The projected expenditures shown above are only estimates or approximations and do not represent a firm commitment by ActiVein.

      To the extent that the proposed expenditures are insufficient for the purposes indicated, supplemental amounts required may be drawn from other categories of estimated expenditures, if available. Conversely, any amounts not expended as proposed will be used for general working capital.

      There is no commitment by any person to purchase any of the shares of common stock which ActiVein is offering and there can be no assurance that any shares will be sold.

        Even if all shares ActiVein is offering are sold, its future operations will be dependent upon its ability to obtain additional capital until, if ever, ActiVein can become profitable. As of the date of this prospectus ActiVein did not have any commitments from any person to provide it with any additional capital and there can be no assurance that additional funds may be obtained in the future.

                       MARKET FOR ACTIVEIN'S COMMON STOCK.

      ActiVein's common stock is not quoted on any exchange and there is no public trading market for ActiVein's common stock.

      As of February 15, 2010, ActiVein had 13,908,257 outstanding shares of common stock and 64 shareholders. ActiVein does not have any outstanding options, warrants or other arrangements providing for the issuance of additional shares of its capital stock.

      All of the outstanding shares of ActiVein are restricted securities and may be sold in accordance with Rule 144 of the Securities and Exchange Commission beginning on the date of this prospectus.

      Holders of common stock are entitled to receive dividends as may be declared by the Board of Directors. ActiVein's Board of Directors is not restricted from paying any dividends but is not obligated to declare a dividend. No dividends have ever been declared and it is not anticipated that dividends will ever be paid.

       ActiVein's Articles of Incorporation authorize its Board of Directors to issue up to 10,000,000 shares of preferred stock. The provisions in the Articles of Incorporation relating to the preferred stock allow ActiVein's directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of ActiVein's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by ActiVein's management.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                              AND PLAN OF OPERATION

      The following discussion of financial condition and results of operations should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements, which are included elsewhere in this prospectus.

      ActiVein was incorporated in Delaware in January 2007. Between January 2007 and March 2009 ActiVein did not conduct any business.

      In November 2007 ActiVein sold 2,858,067 shares of its common stock at a price of $0.15 per share to a group of private investors.

      In March 2009 ActiVein acquired ActiVein Ltd., an Israeli corporation, for 4,800,190 shares of its common stock, 3,770,935 shares of its Series A Preferred stock, and a warrant which allows the holder to purchase an additional 428,768 Series A preferred shares.

       ActiVein is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. ActiVein's dual-action catheter is designed to replace the conventional peripheral IV Catheter by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

      As of February 15, 2010 ActiVein had not commenced sales and had not generated any revenue.

Liquidity and Capital Resources

      ActiVein's material sources and (uses) of cash during the period from its inception (November 2005) through November 30, 2009 were:

      Cash used by operating activities                   $(872,435)
      Purchase of equipment                                  (9,594)
      Sale of common stock                                  395,700
      Sale of preferred stock                               503,031
      Change in foreign currency exchange rates              33,101

      ActiVein anticipates that its capital requirements for the twelve months following the -receiving of the funds will be approximately $1,700,000. See "Business - Plan of Operation" for more information concerning ActiVein's anticipated capital requirements.

      Other than the matters discussed in the "Risk Factors" section of this prospectus, ActiVein does not know of any trends, events or uncertainties that have had or are reasonably expected to have a material impact on ActiVein's operations.

      ActiVein's future plans will be dependent upon the amount of capital ActiVein is able to raise. ActiVein may attempt to raise additional capital through the private sale of its equity securities or borrowings from third party lenders. ActiVein does not have any commitments or arrangements from any person to provide ActiVein with any additional capital. If additional financing is not available when needed, ActiVein may continue to operate in its present mode or ActiVein may need to cease operations.

                                    BUSINESS

      ActiVein is developing a dual-action peripheral intravenous, or "IV", catheter that enables both fluid infusion and blood withdrawal from the same vein.

      IV therapy is the mainstay of modern medicine since certain treatments require medications or fluids to be given through a vein. For the treatments, small plastic tubes called catheters are placed into a vein. According to official publications in the United States the IV catheter is placed in more than 25 million patients per year to allow access for medication, fluids and nutrition.

      However, patients on IV therapy usually require blood sampling for laboratory analysis at least once a day. As a result, blood samples are obtained by venipuncture - the medial term of sticking a needle in the vein.

       For patients, venipuncture is a painful and traumatic experience. For healthcare workers it is a time consuming task, which can take between 2 to 5 minutes per patient. It can also be difficult to locate veins.

      Venipuncture is also hazardous, as it places workers at risk for accidental needlestick injury. Approximately six billion needles are used in the U.S. healthcare industry each year, and health care workers suffer an estimated 800,000 needlestick injuries annually.

      Each year 1,000 U.S. healthcare workers contract serious, potentially life-threatening, infections from accidental needlestick injuries. The blood-borne diseases that may be transmitted from an accidental needlestick include HIV/AIDS, hepatitis B virus, hepatitis C virus, and other diseases. It is estimated that the testing and treatment of needlestick injuries costs the U.S. healthcare system between $750 million and $1 billion per year.

      In response to accidental needlestick injuries, national safety regulations have enhanced the demand for safety medical products. The U.S. Needlestick Safety and Prevention Act became effective in 2001 and requires healthcare employers to review new safety-enhanced products and mandates their use.

      ActiVein's catheter, referred to as the ActIV, improves patient comfort, healthcare efficiency and healthcare safety by eliminating the need for venipunctures after IV catheter insertion.

       Activein's scientists believe that there are two phenomena that prevent blood withdrawal from a conventional IV catheter:

     o Mechnical: Blood withdrawal creates a vacuum, which causes the vein to collapse at the IV catheter's tube entrance. The collapsed vein prevents blood flow and inhibits an IV catheter's ability to withdraw blood.

     o Biological: The catheter is a foreign body in the vein. The body reacts to the foreign body by covering the end of the IV catheter tube with fibrin sheets. The fibrin sheets obstruct the catheter opening and prevent the catheter's ability to withdraw blood.

       The ActIV overcomes both the mechanical and biological phenomena that prevent blood withdrawal from an IV catheter.

      The ActIV has an inflating balloon at the distal tip of the catheter. The distal balloon has a dual function, it holds the vein open, which prevents the vein from collapsing, and it breaks the fibrin sheets to allow a patent opening for blood flow.

      With ActIV, healthcare workers can withdraw blood from the catheter - without using additional needles.

      ActiVein's dual function IV catheter can potentially reduce the number of venipunctures per hospitalization period to one.

      The ActIV has been used in short period tests (up to two hours) in sheep to assess the safety and viability of the ActIV. Preliminary results indicate that the ActIV can safely inflate and deflate the vein, providing dual functionality - fluid or medication delivery and blood withdrawal.

      ActiVein designed its product so it can be mass produced at a cost-competitive price. ActiVein plans to conduct a longer pre-clinical test (up to 3 days) with its final prototype during the pre-clinical stage

Competition

      The traditional peripheral IV catheter segment is approaching saturation and most regions have a high concentration of IV manufacturers.

      Becton Dickinson is the market leader with a 22% share of total revenues, and is closely followed by B Braun with an 18% market share. B Braun is the leader in Europe and has a high stake in the Asian region. Teleflex (Arrow International) and CR Bard follow with 13% and 11% market shares respectively.

      Local and smaller companies generate approximately 36% of total sales. Some of these companies lead in their respective regions but have relatively small shares in the global market (e.g. U.K.-based Smiths Medical, Fresenius, Baxter Healthcare, Cardinal Health, and Terumo).

      Numerous companies sell safety needles and syringes, as well as catheter devices, with features that prevent inadvertent needle injuries. However ActiVein is not aware of any competing product which permits both fluid/medication delivery and blood withdrawal. ActiVein believes its ActIV will be superior to present day catheters and safety needles and syringes since the ActIV eliminates the need for venipunctures after IV catheter insertion thereby improving patient comport, healthcare, efficiency and healthcare safety.

      ActiVein plans to market its ActIV catheter at a price comparable to existing catheters (i.e. $1.3 per device).

Government Regulation

      Drugs, pharmaceutical products, medical devices and other related products are regulated in the United States under the Federal Food, Drug and Cosmetic Act, the Public Health Service Act, and the laws of certain states. The FDA exercises significant regulatory control over the clinical investigation, manufacture and marketing of pharmaceutical, biological products and medical devices.

      Prior to the time a medical device can be marketed in the United States, approval of the FDA must normally be obtained.

      The process regulatory approval process may require substantial resources and considerable time. Approval of medical devices by regulatory authorities of most foreign countries must also be obtained prior to marketing in those countries. The approval process varies from country to country and the time period required in each foreign country to obtain approval may be longer or shorter than that required for regulatory approval in the United States. Approvals from foreign countries may not be accepted by the FDA and product licensure in a foreign country does not mean that a product will be licensed by the FDA or any other government entity for manufacturing and/or marketing.

      Medical device regulation in the U.S. is based on classification of the device into three classes, I, II, or III. Class III medical devices are regulated much like drugs, whereas Class I and II devices have less stringent data requirements than drugs and do not require clinical trials for FDA clearance. Products submitted to the FDA for clearance as medical devices can refer to the safety and effectiveness of medical devices which perform similar functions to products which the FDA has already cleared. As long as a medical device submitted to the FDA has the same clinical use as a medical device previously cleared by the FDA, such medical device will normally receive FDA clearance upon a showing that the device is substantially equivalent to the other approved medical devices.

      Prior to the time a medical device can be marketed in Europe, the device must be granted a CE Marking that is achieved by obtaining approval of the device from various European regulatory agencies.

      Medical device regulation in Europe is based on a classification of the device into four classes, I, IIa, IIb, and III. Class IIb and III devices usually require clinical studies to prove the device's safety and efficacy. Class IIa devices may require clinical studies if the device is inserted into the body for a certain period of time. Medical devices in Europe cannot be compared to one another for the purpose of obtaining CE marking thus the process is more stringent than in the U.S.

      In the U.S., ActiVein expects that its ActIV will be classified as a Class II medical device and will not require clinical studies for approval. In Europe, ActiVein expects that its ActIV will be classified as a Class IIb medical device and will require clinical studies for approval.

Patents

      ActiVein's catheter has received patent approval from the European patent office (No. 03710201.9) and has been registered in a majority of countries in Europe.

      The U.S. patent application is at the final examination stage and is expected to be approved by June 30, 2010.

Plan of Operation

      ActiVein's plan of operation follows:
                                                    Projected
                                                    Completion        Estimated
    Activity                                           Date             Cost
    --------                                        ----------        ---------

    Preclinical Trials                              April 2010        $ 270,000
      Laboratory and animal studies will
      be conducted to determine the safety
      and efficacy of the ActIV. Preclinical
      tests must be conducted in compliance
      with good laboratory practice regulations.

    Initial Human Trials                             June 2010          220,000
     The ActIV will be tested for three
     days in two patients at a hospital in
     Israel. This first clinical study will
     assess the ability of the ActIV to both
     infuse fluids and withdraw blood from a
     patient.

    Phase I Clinical Trials                        August 2010          130,000
     An eleven patient study will be
     conducted at a medical center in
     Israel. This trial will be designed
     according to FDA and CE regulations.
     The goal of the trial will be to prove
     the safety and efficacy of the ActIV.

    Regulatory Approval                          November 2010          130,000
     Apply for FDA and CE approval.

    Production and Product Launch                February 2011          250,000
     Complete patent applications. File new
     patent applications as necessary.
     Manufacture ActIVcatheters and begin
     sales to medical providers.

    Post Marketing Trials                             May 2011          500,000
     Conduct post marketing trials in two                            -----------
     or three medical centers in the U.S.
     and Europe. The purpose of the
     post-marketing trials will be to test
     the ActIV in a larger market.
                                                                     $1,500,000
                                                                     ===========

       ActiVein anticipates that its capital requirements for the twelve-month period ending February 28, 2011 will be:

             Research and development/patent filings          $1,500,000

             General and administrative expenses                 200,000
                                                            ------------

             Total                                            $1,700,000
                                                              ==========

General

      ActiVein's offices are located at 1 Leshem Street, Kiryat Gat, 82000, Israel. The 500 square feet of office space is occupied under a lease requiring rental payments of $550 per month until Dec 2011.

         As of February 15, 2010 ActiVein did not have any full time employees. ActiVein anticipates that it will need to hire 6 employees during the twelve month period following the date fund is received.

                                   MANAGEMENT

      ActiVein's officers and directors are listed below. ActiVein's directors will generally be elected at the annual shareholders' meeting and hold office until the next annual shareholders' meeting or until their successors are elected and qualified. ActiVein's executive officers are elected by its board of directors and serve at its discretion.

       Name              Age        Position
       ----              ---        --------

       Adi Plaschkes                Chief Executive and Financial Officer
       Dr. Yoav Paz                 Chief Medical Officer
       Anat Segal                   Director
       Eitan Kyiet                  Director
       Ilan Shalev                  Director
       Boaz Dor                     Director

      Following is a brief description of the business backgrounds of ActiVein's executive officers and directors.

      Adi Plaschkes has been the Chief Executive and Financial officer of ActiVein since March 2009. Since Nov 2006 Mr. Plaschkes has been the Chief Executive and Financial Officer of ActiVein Ltd. Mr. Plaschkes founded ActiVein Ltd. in 2006 and since that time has been ActiVein Ltd.'s Chief Executive Officer. In 2002 Mr. Plaschkes founded, and until 2006 was the technical manager for Life Support Ltd., a company involved with the design and management of projects involving medical products and chemical and biological warfare protection equipment. Between 1996 and 2002 Mr. Plaschkes was the technical manager of Elad Engineering Ltd., an Israeli company involved with a variety of research and development projects.

      Dr. Yoav Paz has been the Chief Medical Officer of ActiVein since March 2009. Since Nov. 2006 Dr. Paz has been the Chief Medical Officer of ActiVein Ltd. Since 2008 Dr. Paz has also been cardio thoracic surgeon in the Department of Cardiac Surgery at Sheba Medical Center, Ramat Gan, Israel. Between 2006 and 2008 Dr. Paz was a cardio thoracic surgeon in the Department of Cardiac Surgery at Hadassah-Hebrew University Medical Center Hadassah, Jerusalem, Israel. Between 1996 and 2005 Dr. Paz was a cardio thoracic surgeon in the Department of Cardiac Surgery at Sheba Medical Center, Ramat Gan, Israel. Between 1996 and 2005, and since 2008, Dr. Paz has also been a member of the Sackler Faculty of Medicine, Tel-Aviv University, Israel.

      Anat Segal has been a director of ActiVein since March 2009. Ms. Segal is the Chief Executive Officer and one of the founding partners of Xenia Venture Capital, an investment firm operating a technological incubator which invests in companies developing information/communication/internet technologies and medical devices. Since 2000 Ms. Segal has managed her independent advisory practice providing strategic counseling and investment banking services to high-tech companies. From 1998 to early 2000, she served as the Managing Director and Head of Corporate Finance of Tamir Fishman & Co., the then Israeli affiliate of Hambrecht and Quist. From 1996 to 1998, she served as a Vice President of Investment Banking, Robertson Stephens & Co/Evergreen. From 1990 to 1996, Ms. Segal held senior positions with Bank Hapoalim Group and Poalim Capital Markets.

      Ilan Shalev has been a director of ActiVein since March 2009. Mr. Shalev has more than 20 years of experience in the development, production and management of multi-disciplinary systems. Currently head of development of Elad Engineering Ltd., the company responsible for the development of the Lektrox family of non-lethal electric ammunition. Mr. Shalev was formerly General Manager and Head of Small Arms Development for Israel Military Industries. Among his many achievements, Mr. Shalev is credited for his work on the Negev machine gun in use by Israel Defence Forces as a service machinegun, the Desert Eagle pistol for police and civilian markets, the Crossfire and Timber Wolf rifles, and weapons stations for various calibre machine guns.

      Eitan Kyiet has been a director of ActiVein since March 2009. Since April 2007 Mr. Kyiet has held various positions with Lumenis Ltd., a company engaged in the development, marketing and sale of medical, aesthetic and ophthalmic laser systems. Mr. Kyiet's positions with Lumenis include Director of Lumenis' Global Strategic Operations and Alliances and previously, Director of Global Supply Chain. During 2006 and 2007 Mr. Kyiet was a business representative for the Israeli Prime Minister's Office. From 2000 to 2006 Mr. Kyiet was a partner with the Tel Aviv law firm of Amit, Pollack, Matalon & Co. Mr. Kyiet holds a Bachelors Degree in Law and a Masters Degree in Business Management.

      Boaz Dor has been a director of ActiVein since March 2009 After serving in the Israeli Defence Force, Mr. Dor joined the Israeli Security Services (Shabak) as an intelligence officer. Working world wide in the International Aviation Security Division, Mr. Dor served as Head of Security for the Israel Embassy and El Al Israel Airlines in Cairo, Egypt, and later as Vice-Counsel and Head of Security for the Israeli Consulate and El Al Israel Airlines in Toronto and Western Canada. In 1989, Mr. Dor resigned from the public sector and opened a security consulting firm. In 1991 he was appointed Executive Director Security for the Seabeco Group of Companies where he oversaw international operations in Switzerland, Belgium, Russia, New York and Toronto. Mr. Dor has been a director of Security Devices International Inc., a company traded on the OTC Bulletin Board, since April 2005. Since 2000 Mr. Dor has owned and operated Ozone Water Systems Inc., a water purification company.

      ActiVein does not have a compensation committee. ActiVein's Directors serve as its Audit Committee. ActiVein does not have a financial expert. Eitan Kyiet is independent as that term is defined Section 803 of the listing standards of the NYSE AMEX.

Executive Compensation.

      The following table shows the compensation paid or accrued to ActiVein's (Delaware) officer during the period from ActiVein's inception (January 8, 2007) to February 28, 2008 and for the year ended February 28, 2009. Since its inception, no officer of ActiVein (Delaware) has received any compensation.

                                                                All
                                                               Other
                                                               Annual
                                             Stock   Option    Compen-
Name and Principal  Fiscal  Salary   Bonus   Awards  Awards    sation
 Position            Year    (1)      (2)     (3)     (4)        (5)     Total
------------------  -----   ------   -----   ------  ------    -------   -----

Sheldon Kales,       2009
President and Chief  2008      --      --       --       --        --      --
Executive Officer
and Secretary (from
inception to March 2009)

      The following table shows the compensation paid or accrued to ActiVein's (Israel) officers during the twelve month period ending February 28, 2009.

                                                                All
                                                               Other
                                                               Annual
                                             Stock   Option    Compen-
Name and Principal          Salary   Bonus   Awards  Awards    sation
 Position                    (1)      (2)     (3)     (4)        (5)     Total
------------------          ------   -----   ------  ------    -------   -----

Adi Plaschkes                   --      --       --      --         --      --
Chief Executive
Officer

Dr. Yoav Paz, Chief             --      --       --      --         --      --
Medical Officer

(1)  The dollar value of base salary (cash and non-cash) earned.
(2)  The dollar value of bonus (cash and non-cash) earned.
(3) During the periods covered by the table, the value of shares issued as compensation for services to the persons listed in the table.
(4) The value of all stock options granted during the periods covered by the table.
(5) All other compensation received that could not properly report in any other column of the table.

Stock Option Plan

      ActiVein has a Non-Qualified Stock Option Plan. A summary description of the Plan follows.

      The Non-Qualified Stock Option Plan authorizes the issuance of 2,000,000 shares of ActiVein's common stock to persons that exercise options granted pursuant to the Plan. ActiVein's employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plan, provided however that bona fide services must be rendered by any consultants or advisors and the services must not be in connection with a capital-raising transaction.

      The Plan is administered by ActiVein's Board of Directors. The Board of Directors is vested with the authority to establish the exercise price of any option, interpret the provisions of the Plan and supervise the Plan's administration. In addition, the Board of Directors is empowered to select those persons to whom options are to be granted, to determine the number of shares subject to each grant of an option and to determine when, and upon what conditions, options granted under the Plan will vest or otherwise be subject to forfeiture and cancellation.

      In the discretion of the Board of Directors, any option granted pursuant to the Plan may include installment exercise terms such that the option becomes fully exercisable in a series of cumulating portions. The Board of Directors may also accelerate the date upon which any option (or any part of any options) is first exercisable. Any options granted pursuant to the Plan will be forfeited if any "vesting" schedule established by the Board of Directors at the time of the grant is not met. For purposes of the Plan, vesting means the period during which the employee must remain an employee of ActiVein or the period of time a non-employee must provide services to ActiVein. At the time an employee ceases working for ActiVein (or at the time a non-employee ceases to perform services for ActiVein), any options not fully vested will be forfeited and cancelled. At the discretion of the Board of Directors the exercise price of an option may be paid through the delivery of shares of ActiVein's common stock having an aggregate fair market value equal to the exercise price, provided such shares have been owned by the option holder for at least one year prior to exercise. A combination of cash and shares of common stock may also be permitted at the discretion of the Board of Directors.

      Options are generally non-transferable except upon death of the option holder.

      ActiVein's Board of Directors may at any time, and from time to time, amend, terminate, or suspend the Plan in any manner it deems appropriate, provided that any amendment, termination or suspension will not adversely affect rights or obligations with respect to options previously granted. The Plan has not been approved by ActiVein shareholders.

      Long-Term Incentive Plans. ActiVein provides some of the officers or employees with pension, stock appreciation rights, long-term incentive or other plans and has intention of implementing - these plans for the foreseeable future.

      Employee Pension, Profit Sharing or other Retirement Plans. ActiVein does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

      Compensation of Directors. ActiVein's directors do not receive any compensation for their services as directors.

      Consulting Fees. During the one-year period ending March 24, 2010, ActiVein has agreed to pay Sheldon Kales and Boaz Dor $6,500 and $1,500 per month, respectively, for investor relations and investment banking services.

      Proposed Compensation. The following table shows the time ActiVein's officers plan to devote to the business of ActiVein during the twelve month period ending February 28, 2011 and the amount ActiVein expects to pay to these officers during this period.

                                  Time to
                                 be devoted              Proposed
       Name                      to ActiVein           Compensation
       ----                      -----------           ------------

      Adi Plaschkes                  100%                  $8,000
      Dr. Yoav Paz                    20%                  $2,000


      ActiVein has employment agreements with its officers.

Transactions with Related Parties and Recent Sales of Unregistered Securities

      The following lists all shares of ActiVein's common stock issued since its incorporation:


                                                                         Consideration
    Shareholder                          Date of Sale   Shares Issued   Paid for Shares
    -----------                          ------------   -------------   ----------------

    Former Officers and Directors (1)          2007       5,500,000     $0.0001 per share
    Private Investors                          2007       2,858,067     $0.15 per share
    Boaz Dor                                   3/09         750,000     Services rendered
    Shareholders of ActiVein Ltd.              3/09       4,800,190     Shares of ActiVein Ltd.

(1) ActiVein's former officers and directors, all of whom resigned following the acquisition of ActiVein Ltd., were Sheldon Kales, Dr. Tally Bodenstein, and Rakesh Malhotra.

                             PRINCIPAL SHAREHOLDERS

      The following table shows the ownership of ActiVein's common stock as of the date of this prospectus by each shareholder known by ActiVein to be the beneficial owner of more than 5% of ActiVein's outstanding shares, each director and executive officer of ActiVein, and all directors and executive officers as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares they beneficially own.

Name and Address                   Number of Shares        Percent of Class
----------------                   ----------------        ----------------

Adi Plaschkes                           445,198                  3.2%
36 Ben Gurion St.
Ramat-Hashron
47321, Israel

Dr. Yoav Paz                            944,986                  6.8%
51 Borhov St.
Givataim
53222, Israel

Anat Segal                                   --                    --
9 Moshe Kol
Tel Aviv
69626, Israel

Eiten Kyiet                             377,888 (1)              2.7%
6 Frank Peleg St.
P.O. Box 55703
Haifa
34987, Israel

Illan Shalev                            944,986                  6.8%
3 Taiber St.
Givataim
53415, Israel

Boaz Dor                                750,000                  5.4%
2 Palmerston Drive
Thornhill, Ontario
Canada L4J 7V9

Name and Address                   Number of Shares        Percent of Class
----------------                   ----------------        ----------------

Xenia Venture Capital Ltd.            3,770,935 (2)             27.1%
P.O. Box 720
Kiryat Gat Israel, 82000

Sheldon Kales                         2,500,000                   18%
2171 Avenue Rd., Suite 103
Toronto, Ontario
Canada   M5M 4B4

Dr. Tally Bodenstein                  2,500,000                   18%
464 Old Orchard Grove
Toronto, Ontario
Canada M5M 2G4

All officers and directors            3,463,058                24.7%
as a group (6 persons)

(1)  Shares are held of record by Eftan Investment Consulting Ltd.
(2) Represents shares issuable upon the conversion of Series A Preferred shares held by Xenia Venture Capital. Does not include 428,768 shares of common stock which may be acquired upon the exercise of a warrant held by Xenia Venture Capital. The warrant entitles Xenia Venture Capital to acquire up to 428,768 shares of ActiVein's Series A preferred stock. Each Series A preferred share is convertible into one share of ActiVein's common stock.

                              OFFERING BY ACTIVEIN

      By means of this prospectus ActiVein is offering to the public up to 5,000,000 shares of its common stock at a price of $0.20 per share. ActiVein arbitrarily determined the $0.20 offering price and this price does not bear any relationship to ActiVein's assets, book value or any other generally accepted criteria of value for investment.

      ActiVein will offer the shares through its officers and selected sales agents, on a "best efforts" basis. ActiVein's officers are not registered with the Securities and Exchange Commission as brokers or dealers. ActiVein's officers are not required to be registered as brokers or dealers since neither ActiVein's officers are engaged in the business of buying or selling securities for others. ActiVein's officers will not be relying on the exemption provided by Rule 3a4-1 of the Securities and Exchange Commission with respect to their participation in this offering.

      ActVein will not compensate any officer for his participation in this offering. There is no firm commitment by any person to purchase or sell any of the shares offered and there is no assurance that any shares offered will be sold. All proceeds from the sale of the shares will be promptly delivered to

ActVein. ActVein plans to end the offering on June 30, 2010. However, ActiVein may at its discretion end the offering sooner or extend the offering to August 31, 2010.

      Subscriptions will be made by delivering a check to ActiVein for the amount of shares to be purchased. Cash will not be accepted as for payment for shares. Subscriptions for the shares offered by this prospectus will not be binding upon Actvein until accepted in writing by its President. ActiVein has not established any criteria for accepting or rejecting any subscriptions. Subscriptions will be accepted or rejected within ten days after the subscription is received. A subscription will be considered accepted when ActiVein deposits the funds received for the shares subscribed. Any subscription may be withdrawn prior to its acceptance by ActiVein, provided the withdrawal is received by ActiVein prior to the time ActiVein deposits the funds received for the subscription.

                              SELLING SHAREHOLDERS

      The persons listed in the following table plan to offer the shares shown opposite their respective names by means of this prospectus. The owners of the shares to be sold by means of this prospectus are referred to as the "selling shareholders".

      ActiVein will not receive any proceeds from the sale of the shares by the selling shareholders. ActiVein will pay all costs of registering the shares offered by the selling shareholders. These costs, based upon the time related to preparing this section of the prospectus, are estimated to be $2,000. The selling shareholders will pay all sales commissions and other costs of the sale of the shares offered by them.

                                              Shares to    Share
                                               be sold   Ownership
                                    Shares     in this      After    Percentage
Name                                Owned     Offering    Offering    Ownership
----                                ------    ---------  ----------  ----------
Ilan Shalev                        944,986      100,000    844,986          6%
Yoav Paz                           944,986      100,000    844,986          6%
Adi Plaschkes                      445,198       45,000    400,198        2.9%
Eftan Investment Consulting Ltd.   377,888       30,000    347,888        2.5%


      The controlling persons of the non-individual selling shareholders are:

             Name of Shareholder                         Controlling Person
             -------------------                         ------------------

             Eftan Investment Consulting Ltd.               Eitan Kyiet


      Except as noted above, no selling shareholder has, or had, any material relationship with ActiVein, or ActiVein's officers or directors. To ActiVein's knowledge, no selling shareholder is affiliated with a broker dealer.

Manner of Sale

      The shares of common stock owned by the selling shareholders may be offered and sold by means of this prospectus from time to time as market conditions permit. If and when ActiVein's common stock becomes quoted on the OTC Bulletin Board or listed on a securities exchange, the shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. These shares may be sold by one or more of the following methods, without limitation:

     o a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o face-to-face transactions between sellers and purchasers without a broker/dealer.

      In competing sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling shareholders in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither ActiVein nor the selling stockholders can presently estimate the amount of such compensation. Notwithstanding the above, no NASD member will charge commissions that exceed 8% of the total proceeds from the sale.

      The selling shareholders and any broker/dealers who act in connection with the sale of the shares may be deemed to be "underwriters" within the meaning of ss.2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

      If any selling shareholder enters into an agreement to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, ActiVein will file a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. ActiVein will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to the post-effective amendment to the registration statement.

      The selling stockholders may also sell their shares pursuant to Rule 144 under the Securities Act of 1933.

      ActiVein has advised the selling shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the prospectus delivery requirements under the Securities Act of 1933. ActiVein has also advised each selling shareholder that in the event of a "distribution" of the shares owned by the selling shareholder, such selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase stock of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". ActiVein has also advised the selling shareholders that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

                            DESCRIPTION OF SECURITIES

Common Stock

      ActiVein is authorized to issue 50,000,000 shares of common stock. As of the date of this prospectus ActiVein had 13,908,257 outstanding shares of common stock. Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders. Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

      Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of ActiVein's assets after payment of liabilities. The Board of Directors is not obligated to declare a dividend and it is not anticipated that dividends will ever be paid.

      Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by ActiVein. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All of the outstanding shares of common stock are fully paid and non-assessable and all of the shares of common stock offered by this prospectus will be, upon issuance, fully paid and non-assessable.

Preferred Stock

      ActiVein is authorized to issue 10,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time in one or more series as may be determined by ActiVein's Board of Directors. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors. ActiVein's directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of ActiVein's common stock. The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by ActiVein's management.

      In connection with the acquisition of ActiVein Ltd., 3,770,935 Series A Preferred shares were issued to Xenia Venture Capital Ltd. in exchange for the preferred shares held by Xenia in ActiVein Ltd.

      Each Series A preferred share is:

     o convertible, at the option of the holder, into one share of ActiVein's common stock.

     o    entitled  to  one  vote  on  any  matter   submitted   to   ActiVein's
          shareholders, and

     o entitled an annual dividend of $0.0106 per share, as and when dividends are declared by ActiVein's directors. Dividends which are not declared do not cumulate.

       In the event of ActiVein's liquidation or dissolution, or if ActiVein is involved in a merger or other reorganization which results in ActiVein's shareholders owning less than 50% of ActiVein's outstanding shares following the merger or reorganization, each Series A preferred share is entitled to receive an amount equal to $0.133, plus $0.0106 for each year after November 2007, plus all declared but unpaid dividends.

Warrant to Purchase Series A Preferred Shares

      In exchange for a warrant to purchase additional preferred shares of ActiVein Ltd., a warrant to purchase 428,768 Series A shares of ActiVein was issued to Xenia Venture Capital.

      The warrant entitles Xenia Venture Capital to purchase 428,768 shares of ActiVein's Series A preferred stock for $0.0001 per share. The warrant expires if ActiVein raises at least $15,000,000 in a public offering, is involved in a merger or reorganization, or sells all or substantially all of its assets or common stock to a third party.

Transfer Agent

      As of the date of this prospectus ActiVein had not appointed a transfer agent for its common stock.

                                LEGAL PROCEEDINGS

      ActiVein is not involved in any legal proceedings and ActiVein does not know of any legal proceedings which are threatened or contemplated.

                                 INDEMNIFICATION

      The Delaware General Corporation Code authorizes the indemnification of a director, officer, employee or agent of ActiVein against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason having acted or served in such capacity, except for liabilities arising from misconduct or negligence in performance of their duties. In addition, even a director, officer, employee, or agent of ActiVein who was found liable for misconduct or negligence in the performance of his or her duties may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling ActiVein pursuant to the foregoing provisions, ActiVein has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                              AVAILABLE INFORMATION

      ActiVein has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. For further information, reference is made to the Registration Statement which may be read and copied at the Commission's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The registration statement is also available at www.sec.gov, the website of the Securities and Exchange Commission.

                                  ACTIVEIN INC.
                     (FORMERLY UNLTD VENTURES INCORPORATED)

                              FINANCIAL STATEMENTS

               YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

      Together with Report of Independent Registered Public Accounting Firm

                        (Amounts expressed in US Dollars)

                                  ACTIVEIN INC.
                     (FORMERLY UNLTD VENTURES INCORPORATED)

                              FINANCIAL STATEMENTS

               YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008
                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS

                                                                         Page No

     Report of Independent Registered Public Accounting Firm                  1

     Balance Sheets as at February 28, 2009 and February 29, 2008             2

     Statements of Operations and Comprehensive loss for the
     years ended February 28, 2009 and February 29, 2008                      3

     Statements of Cash Flows for the years ended February 28, 2009
     and February 29, 2008                                                    4

     Statements of changes in Stockholders' Equity for the years
     ended February 28, 2009 and February 29, 2008                            5

     Notes to Financial Statements                                         6-14

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO o MONTREAL


           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Activein Inc. (Formerly UNLTD Ventures Inc.)

We have audited the accompanying balance sheets of Activein Inc. (Formerly UNLTD Ventures Inc.) ("the Company") as of February 28, 2009 and February 29, 2008 and the related statements of operations and comprehensive loss, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2009 and February 29, 2008, the results of its operations and its cash flows for the years then ended in accordance with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements the Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. This raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                             "SCHWARTZ LEVITSKY FELDMAN LLP"

     Toronto, Ontario, Canada                         Chartered Accountants
     October 27, 2009                           Licensed Public Accountants


              1167 Caledonia Road
              Toronto, Ontario M6A 2X1
              Tel:  416 785 5353
              Fax:  416 785 5663

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Balance Sheets
As at February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

                                                          2009           2008
                                ASSETS                      $              $

CURRENT
   Cash and cash equivalents                              3,477         20,233
   Short term Investments                               362,606        401,978
   Loans and advances (note 9)                           50,000              -
                                                     -----------    -----------
Total Current Assets                                    416,083        422,211
                                                     -----------    -----------
TOTAL ASSETS                                            416,083        422,211
                                                     -----------    -----------
                                   LIABILITIES

CURRENT LIABILITIES
Accounts payable and accrued liabilities                 20,405            335
                                                     -----------    -----------
Total Current Liabilities                                20,405            335
                                                     -----------    -----------
Going Concern (note 2)

Commitments (Note 7)

Subsequent Events (note 10)

Related Party Transactions (note 5)

                              STOCKHOLDERS' EQUITY

Capital Stock (Note 4)
Preference shares, $0.0001 par value; 1,000,000
 shares authorized, no shares issued or outstanding
Common shares, $0.0001 par value: 50,000,000
 shares authorized, 8,358,067 shares outstanding
 in 2009 and 2008                                           836            836
Additional Paid-In Capital                              428,424        428,424
Accumulated Deficit                                     (33,582)        (7,384)
                                                     -----------    -----------
Total Stockholders' Equity                              395,678        421,876
                                                     -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              416,083        422,211
                                                     ===========    ===========


   The accompanying notes are an integral part of these financial statements.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Statements of Operations and Comprehensive loss
Years Ended February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


                                                      2009              2008
                                                        $                 $

REVENUE

Interest and other income                            10,629             3,625
                                                ------------      ------------
EXPENSES:

  General and administration                         36,121            11,009
  Other expense                                         706                 -
                                                ------------      ------------
  LOSS BEFORE INCOME TAXES                          (26,198)           (7,384)

  Income taxes (Note 6)                                   -                 -
                                                ------------      ------------
NET LOSS AND COMPREHENSIVE LOSS                     (26,198)           (7,384)
                                                ------------      ------------
  Loss per share - basic and diluted                  (0.00)            (0.00)

  Weighted average common shares outstanding      8,358,067         4,453,036



   The accompanying notes are an integral part of these financial statements.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Statement of Cash Flows
Years Ended February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


                                                        2009            2008
                                                        ----            ----
                                                          $               $
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the year                               (26,198)         (7,384)
   Adjustments for:
    Changes in non-cash working capital:
     Loans and advances                               (50,000)              -
     Accounts payable and accrued liabilities          20,070             335
                                                    ----------      ----------
   NET CASH USED IN OPERATING ACTIVITIES              (56,128)         (7,049)
                                                    ----------      ----------
   CASH FLOWS FROM INVESTING ACTIVITIES

        Short Term Investments                         39,372        (401,978)

   NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES                                          39,372        (401,978)
                                                    ----------      ----------
           CASH FLOWS FROM FINANCING ACTIVITIES

      Issuance of share capital                             -         429,260
                                                    ----------      ----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                -         429,260
                                                    ----------      ----------
   NET INCREASE (DECREASE) IN CASH AND CASH
      EQUIVALENTS FOR THE YEAR                        (16,756)         20,233

   Cash and cash equivalents, beginning of year        20,233               -
                                                    ----------      ----------
   CASH AND CASH EQUIVALENTS, END OF YEAR               3,477          20,233
                                                    ==========      ==========
   INCOME TAXES PAID                                        -               -
                                                    ==========      ==========
   INTEREST PAID                                      -                -
                                                    ==========      ==========

   The accompanying notes are an integral part of these financial statements.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Statement of Changes in Stockholders' Equity For the years ended February 28, 2009 and February 29, 2008 (Amounts expressed in US Dollars)


                                      Number of      Common    Additional                 Total
                                       Common        Shares     Paid-in     Deficit    Shareholders'
                                       Shares        amount     Capital    accumulated    Equity
                                      ---------      ------    ----------  ----------- -------------
                                                        $           $            $            $
Balance as of March 1, 2007                  -            -            -            -            -

Issuance of common shares to
Directors and officers for cash      5,500,000          550            -            -          550

Issuance of common shares to
non- related investors for cash      2,858,067          286      428,424            -       428,710

Net loss for the year                        -            -            -       (7,384)       (7,384)
                                   ------------ ------------ ------------ ------------  ------------
Balance as of
February 29, 2008                    8,358,067          836      428,424       (7,384)      421,876

Net loss for the year                                                         (26,198)      (26,198)
                                   ------------ ------------ ------------ ------------  ------------
Balance as of
February 28, 2009                    8,358,067          836      428,424      (33,582)      395,678
                                   ------------ ------------ ------------ ------------  ------------



   The accompanying notes are an integral part of these financial statements.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     1.   BASIS OF PRESENTATION

        The Company was incorporated under the laws of the State of Delaware, USA on January 8, 2007. On April 9, 2009 the Company changed its name to ActiVein, Inc. The Company proposes to identify and evaluate potential acquisitions or businesses, and once identified and evaluated, to negotiate an acquisition or participation subject to receipt of shareholder and regulatory approval. The Company did not have any transactions during this period.

     2.   NATURE OF OPERATIONS AND GOING CONCERN

        The company has finalized subsequent to the year end an agreement for exchange of common stock with ActiVein Ltd, an Israel based Company which is developing an elegant dual-action IV catheter that can enable both fluid infusion and blood withdrawal from the same vein.

        The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company's future success, after it concluded the transaction with ActiVein Ltd, is dependent upon its ability to raise sufficient capital which will be required in the development and the marketability of the products to be manufactured by ActiVein Ltd. There is no assurance that the business acquired will be profitable.

     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are the significant accounting policies:

        a)  Cash and Cash Equivalents

        Cash consists of cash and cash equivalents, which are short-term, highly liquid investments with original terms to maturity of 90 days or less.

        b) Short-Term Investments

        Short-term investments include term deposits carried at the lower of cost or market value. Short term investments are classified as Held to Maturity.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

          c)   Income taxes

          The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities during the period.

          d)   Revenue Recognition

          The Company's revenue recognition policies are expected to follow common practice in the manufacturing industry whereby sales are recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the sellers' price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

          e)   Stock Based Compensation

          All awards granted to employees and non-employees after June 30, 2005 will be valued at fair value in accordance with the provisions of SFAS 123 (R) by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18. As of February 28, 2009 and February 29, 2008, no awards are granted to employees and non-employees and accordingly, no amount has been charged as stock based compensation expense.

          f)   Use of Estimates

          Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Significant estimates relate to accrual for liabilities. Actual results may ultimately differ from such estimates.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

          g)   Financial Instruments

          The carrying amount of the Company's short term investments and loans and advances approximates fair values because of the short term maturity of these instruments.

          h)   Foreign Currency

          The Company maintains its books, records and banking transactions in U.S. dollars which is its functional currency. As such, no translation adjustment is created.

          i)   Comprehensive Income

          The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments, unrealized gains (loses) on available-for-sale securities etc.

          j)   Loss per Share

          The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no common equivalent shares outstanding at February 28, 2009 and February 29,2008 that have been included in dilutive loss per share calculation. At February 28, 2009, and February 29, 2008 there were Nil options and Nil warrants outstanding.

          k)   Segmented information:

          The Company operates in one business segment and has one reporting unit. All of the Company assets and operations are located in Canada.

          l)   Recent Pronouncements

          In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        l) Recent Pronouncements - Cont'd

          used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 141(R).

          In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 160.

          In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" ("FAS 161"). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of FAS 161.

          In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        l) Recent Pronouncements - Cont'd

          Oversight Board auditing amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

          In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2. This FSP amends SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," SFAS 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations," and EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets," to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements.. This FSP provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this FSP does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently evaluating this new FSP but does not believe that it will have a significant impact on the determination or reporting of the financial results.

          In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 require companies to disclose in interim financial statements the fair value of financial instruments within the scope of FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments. The fair-value information disclosed in the footnotes must be presented together with the related carrying amount, making it clear whether the fair value and carrying amount represent assets or liabilities and how the carrying amount relates to what is reported in the balance sheet. FSP FAS 107-1 and APB 28-1 also requires that companies disclose the method or methods and significant assumptions used to estimate the fair value of financial instruments and a discussion of changes, if any, in the method or methods and significant assumptions during the period. The FSP shall be applied prospectively and is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently evaluating this new FSP and the impact it will have on the determination or reporting of the financial results.

          In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"). SFAS 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

        l) Recent Pronouncements - Cont'd

          transactions that occurred after the balance sheet date. SFAS 165 will be effective for interim or annual period ending after June 15, 2009 and will be applied prospectively. The Company does not anticipate the adoption of SFAS 165 will have an impact on its consolidated results of operations or consolidated financial position.

          FAS 166 amends SFAS No. 140 by removing the exemption from consolidation for Qualifying Special Purpose Entities ("QSPEs"). This Statement also limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. The Company does not expect the adoption of this standard to have any material impact on financial statements.

          In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), ("SFAS 167") and SFAS No. 166, Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140 ("SFAS 166"). SFAS 167 amends FASB Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The Company does not expect the adoption of this standard to have a material impact on the financial statements.

          In June 2009, the FASB issued SFAS No. 168, "The FASB accounting standard codification" and the Hierarchy of Generally Accepted Accounting Principles ("Codification") which supersedes all existing accounting standards and will become the single source of authoritative non -governmental US GAAP. All the accounting literature not included in the Codification will be considered non-authoritative. The Codification was implemented on July 1, 2009 and will be effective for interim and annual periods after September 15, 2009.

     4.   CAPITAL STOCK

          a)   Authorized

            50,000,000 Common shares, $0.0001 par value

          And

            1,000,000 Preferred shares, $0.0001 par value

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     4.   CAPITAL STOCK -Cont'd

          b)   Issued:

           Year ended February 29, 2008
           ----------------------------

          i) The Company received $250, being subscription for common shares from a director of the Company at $0.0001 per share and allotted 2,500,000 common shares.

          ii) The Company received $250, being subscription for common shares from a director of the Company at $0.0001 per share and allotted 2,500,000 common shares.

          iii) The Company received $50, being subscription common shares from an officer of the Company at $0.0001 per share and allotted 500,000 common shares.

          iv) The Company received $428,710, being subscription for common shares from non-related Investors at $0.15 per share and allotted 2,858,067 common shares.

           Year ended February 28, 2009
           ----------------------------

           The Company did not receive any subscription for shares during the year ended February 28, 2009.

          c)   Purchase Warrants

          The Company did not issue any warrants during the years ended February 28, 2009 and February 29, 2008.

        5. RELATED PARTY TRANSACTIONS

           Year ended February 29, 2008
           ----------------------------

          i) The Company received $250, being subscription for common shares from a director of the Company at $0.0001 per share and allotted 2,500,000 common shares.

          ii) The Company received $250, being subscription for common shares from a director of the Company at $0.0001 per share and allotted 2,500,000 common shares.

          iii) The Company received $50, being subscription for common shares from an officer of the Company at $0.0001 per share and allotted 500,000 common shares.

          Year ended February 28, 2009
          ----------------------------

          There was no related party transactions during the year ended February 28, 2009.

     6.   INCOME TAXES

          The Company has certain non-capital losses of approximately $33,582 available, which can be applied against future taxable income and which expires as follows:

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     6.   INCOME TAXES-Cont'd

                               2027                           $ 7,384
                               2028                           $26,198

          Reconciliation of statutory tax rate to the effective income tax rate:

            Federal statutory income tax rate                   (30.0)%
            Deferred tax asset valuation allowance              (30.0)%
                                                              --------
            Effective rate                                       (0.0)%

          Deferred tax asset components as of February 29, 2009 are as follows:

            Operating losses available to offset future income-taxes   $33,582
                                                                       -------

            Expected Income tax recovery at statutory rate of 30%     $(10,075)
            Valuation Allowance                                       $ 10,075
                                                                     ----------
            Net deferred tax assets                                          -
                                                                     ----------

          As the company has not commenced any operations, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of February 28, 2009 and February 29, 2008.

     7.   COMMITMENTS

          The Company is committed to issue 750,000 common shares as finder's fee after the conclusion of the agreement with ActiVein Ltd. an Israeli corporation (refer to subsequent event note 10)

     8.   SEGMENT DISCLOSURES

          The Company, after reviewing its reporting systems, has determined that it has one geographic segment. All assets of the business are located in Canada.

     9.   LOANS AND ADVANCES

          The Company advanced $50,000 to Activein Ltd an Israeli Corporation free of interest to facilitate the conclusion of the share exchange agreement.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

     10.  SUBSEQUENT EVENTS

          Subsequent events have been evaluated up to October 20, 2009

          Share exchange agreement:

          In March 2009 ActiVein Inc. acquired ActiVein Ltd., an Israeli corporation. In exchange of all issued and outstanding shares of ActiVein Ltd., the shareholders of the Company received 4,800,190 shares of ActiVein Inc common stock, In addition, 3,770,935 shares of Series A Preferred stock, and a warrant which allows the holder to purchase an additional 428,768 Series A preferred shares. The exchange resulted in the ActiVein Ltd. becoming a wholly owned subsidiary of ActiVein Inc. The acquisition is accounted for as a reverse merger (recapitalization) with ActiVein Ltd. deemed to be the accounting acquirer, and ActiVein Inc. the legal acquirer. 1,006,106 common shares were reserved as an option pool. ActiVein Ltd. is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. An intravenous (IV) catheter, used to deliver fluids to the patient, is normally inserted into at least one vein of a patient during hospitalization. For various reasons, blood samples cannot be withdrawn through the same catheter. As a result, during a hospital stay a patient may be subjected to numerous needle sticks which are required to obtain blood samples for laboratory tests. ActiVein's dual-action catheter is designed to replace the standard conventional "hospital IV line" by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

          Additional issue of shares:

          On March 12, 2009 the Company issued 750,000 Common shares as finder's fees in connection with the acquisition of Activein Ltd.

                                  ACTIVEIN LTD.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

               YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008

      Together with Report of Independent Registered Public Accounting Firm

                        (Amounts expressed in US Dollars)

                                  ACTIVEIN LTD.
                        (A Development Stage Enterprise)

                              FINANCIAL STATEMENTS

               YEARS ENDED FEBRUARY 28, 2009 AND FEBRUARY 29, 2008
                        (Amounts expressed in US Dollars)


                                TABLE OF CONTENTS

                                                                         Page No

     Report of Independent Registered Public Accounting Firm                  1

     Balance Sheets as at February 28, 2009 and February 29, 2008             2

     Statements of Operations for the years ended February 28, 2009 and February 29, 2008 and period from Incorporation to
     February 28, 2009                                                        3

     Statements of Cash Flows for the years ended February 28, 2009 and February 29, 2008 and period from Incorporation to
     February 28, 2009                                                        4

     Statements of Changes in Stockholders' Deficiency from
     Incorporation to February 28, 2009.                                      5

     Notes to Financial Statements                                         6-20

Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO o MONTREAL

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Activein Ltd.

We have audited the accompanying balance sheets of Activein Ltd. (A Development Stage Company incorporated in Israel) as of February 28, 2009 and February 29, 2008 and the related statements of operations, changes in stockholders' deficiency and cash flows for the years then ended and for the period from incorporation to February 28, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Activein Ltd. as of February 28, 2009 and February 29, 2008, the results of its operations and its cash flows for the years then ended and for the period from incorporation to February 28, 2009 in accordance with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting. Accordingly, we express no such opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the company has not generated revenue since its incorporation, has incurred losses in developing its business, and further losses were anticipated and has a working capital deficiency. The company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            "SCHWARTZ LEVITSKY FELDMAN LLP"

     Toronto, Ontario, Canada                         Chartered Accountants
     October 27, 2009                           Licensed Public Accountants

              1167 Caledonia Road
              Toronto, Ontario M6A 2X1
              Tel:  416 785 5353
              Fax:  416 785 5663

ACTIVEIN LTD.
(A Development Stage Enterprise)
Balance Sheets
As at February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

                                                         2009           2008
                            ASSETS                         $              $

CURRENT

   Prepaid and other receivables                        1,855          4,671
                                                   -----------    -----------
Total Current Assets                                    1,855          4,671
Plant and Equipment (note 5)                            2,844          5,940
                                                   -----------    -----------
TOTAL ASSETS                                            4,699         10,611
                                                   -----------    -----------
                                  LIABILITIES
CURRENT LIABILITIES
Bank overdraft                                         10,039          5,804
Accounts payable and accrued liabilities (note 6)      60,102         54,579
Loans and advances (note 11)                           50,000              -
                                                   -----------    -----------
Total Current Liabilities                             120,141         60,383
Going Concern (note 2)

Incubator Agreement (note 9)

Subsequent Events (note 12)

Related Party Transactions (note 7)

                            STOCKHOLDERS' DEFICIENCY

Capital Stock (note 4):
Common shares, $0.0025 (NIS 0.01) par value:
 992,076 shares authorized; 9,057 shares
 outstanding in 2009 and 2008                              22            22
Preference shares, Series `A', $0.0025 (NIS 0.01)
 par value: 7,924 shares authorized; 7,115 and 4,579
 shares outstanding in 2009 and 2008                       18            11
Additional Paid-In Capital                            561,558       381,574
Deferred stock compensation                                 -       (22,432)
Accumulated Other Comprehensive Income                 50,027         5,865
Deficit accumulated during the development stage     (727,067)      (414,812)
                                                   -----------    -----------
Total Stockholders' Deficiency                       (115,442)        49,772)
                                                   -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY          4,699         10,611
                                                   ===========    ===========

   The accompanying notes are an integral part of these financial statements.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Statements of Operations
Years Ended February 28, 2009 and February 29, 2008 and period from Incorporation to February 28, 2009.
(Amounts expressed in US Dollars)


                                                                 For the year  For the year
                                                   Cumulative       ended         ended
                                                      since      February 28,  February 29,
                                                    inception        2009          2008
                                                   ----------    ------------  ------------
                                                        $              $             $
OPERATING EXPENSES

Research and product development                     540,193         221,476       250,636
General and administration                           181,436          88,120        64,457
Amortization                                           5,438           2,659         2,343
                                                  -----------     -----------   -----------
TOTAL OPERATING EXPENSES                             727,067         312,255       317,436
                                                  -----------     -----------   -----------
LOSS BEFORE INCOME TAXES                            (727,067)       (312,255)     (317,436)

Income taxes (note 8)                                      -               -             -
                                                  -----------     -----------   -----------
NET LOSS                                            (727,067)       (312,255)     (317,436)
                                                  ===========     ===========   ===========
Loss per share - basic and diluted                                    (36.48)       (35.05)
                                                                  ===========   ===========
Weighted average common shares outstanding                             9,057         9,057
                                                                  ===========   ===========



   The accompanying notes are an integral part of these financial statements.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Statement of Cash Flows
Years Ended February 28, 2009 and February 29, 2008 and period from Incorporation to February 28, 2009
(Amounts expressed in US Dollars)


                                               Cumulative   For the Year    For the Year
                                                    Since          ended           ended
                                            Incorporation   Feb 28, 2009    Feb 29, 2008
                                            -------------   ------------    ------------
                                                   $              $               $
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year                           (727,067)      (312,255)        (317,436)

Items not requiring an outlay of cash:
Amortization of plant and equipment                5,438          2,659            2,343
Compensation expense on issue of warrants         57,875         22,432           25,797
Fair value of interest on interest
  free loan received                                 670            670                -
Changes in non-cash working capital:
Prepaid and other receivables                     (1,855)         2,209            2,958
Accounts payable and accrued liabilities          60,102         12,618            4,578
                                            -------------   ------------    ------------
NET CASH USED IN OPERATING ACTIVITIES           (604,837)      (271,667)       (281,760)
                                            -------------   ------------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of plant and equipment                   (7,974)             -          (1,364)
                                            -------------   ------------    ------------
NET CASH USED IN INVESTING ACTIVITIES             (7,974)             -          (1,364)
                                            -------------   ------------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of equity shares               22              -               -
Proceeds from issuance of preference             503,031        179,321         263,819
shares
Loans and advances                                50,000         50,000
Bank overdraft                                    10,039          4,235           5,804
                                            -------------   ------------    ------------
NET CASH PROVIDED BY FINANCING                   563,092        233,556         269,623
ACTIVITIES                                  -------------   ------------    ------------

EFFECT OF FOREIGN CURRENCY  EXCHANGE
RATE CHANGES                                      49,719         38,111          10,945

NET INCREASE (DECREASE) IN CASH AND
CASH EQUIVALENTS FOR THE YEAR                          -              -          (2,556)

Cash and cash equivalents, beginning                   -              -           2,556
of year

CASH AND CASH EQUIVALENTS END OF YEAR                  -              -               -
                                            -------------   ------------    ------------
INCOME TAXES PAID                                      -              -               -
INTEREST PAID                                          -              -               -



   The accompanying notes are an integral part of these financial statements.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Equity (Deficiency)
From Incorporation to February 28, 2009
(Amounts expressed in US Dollars)


                                                                                      Deficit
                                                                                       accumu-              Accumu-
                           Common Stock      Preference Stock                          lated                 lated        Total
                      -------------------   -------------------              Deferred  during     Other     Stock-       Compre-
                                                                 Additional   stock   the devel-  Compre-   holders'     hensive
                      Number                Number                 Paid in    compen-   opment    hensive   Equity       Income
                      of Shares    Amount   of Shares    Amount    Capital    sation    Stage     Income  (Deficiency)    (Loss)
                      ---------    ------   ---------    ------  ----------  -------- ---------   ------  ------------   --------
                                     $                      $         $          $         $         $          $            $

Common shares
 issued at par on
 incorporation           9,057        22                                                                          22
Issue of Preference
 A shares for cash                               847          2     59,889                                    59,891
Fair value of
 warrants issued
 for services                                                       57,875    (57,875)                             -
Amortization of
 deferred stock
 compensation                                                                   9,646                          9,646
Foreign currency
 translation                                                                                         105         105          105
Net loss                                                                      (97,376)                       (97,376)     (97,376)
                      ---------    ------   ---------    ------  ----------  -------- ---------   ------  ------------   --------
Balance February
 28, 2007                9,057        22         847         2     117,764    (48,229) (97,376)      105     (27,712)     (97,271)
Issue of Preference
 A shares for cash                             3,732         9     263,810                                   263,819
Amortization of
 deferred stock
 compensation                                                                  25,797                         25,797
Foreign currency
 translation                                                                                       5,760       5,760        5,760
Net loss                                                                               (317,436)            (317,436)    (317,436)
                      ---------    ------   ---------    ------  ----------  -------- ---------   ------  ------------   --------
Balance February
 29, 2008                9,057        22       4,579        11     381,574    (22,432) (414,812)   5,865     (49,772)    (311,676)
Issue of Preference
 A shares for cash                             2,536         7     179,314                                   179,321
Amortization of
 deferred stock
 compensation                                                                  22,432                         22,432
Fair value of
 interest on
 interest free
 loan received                                                         670                                       670
Foreign currency
 translation                                                                                      44,162      44,162       44,162
Net loss                                                                               (312,255)            (312,255)    (312,255)
                      ---------    ------   ---------    ------  ----------  -------- ---------   ------  ------------   --------
Balance February
 28, 2009                9,057        22       7,115        18     561,558         0   (727,067)  50,027    (115,442)   (268,093)



   The accompanying notes are an integral part of these financial statements.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

1.   BASIS OF PRESENTATION

     The Company was incorporated under the laws of Israel in November 2005 by a group of entrepreneurs and physicians with a goal of developing a new innovative intravenous (IV) technology that will revolutionize the way blood is retrieved from patients in the hospital and or long-term care settings. The Company embarked on developing a dual-action IV catheter that can enable both fluid infusion and blood withdrawal, thus eliminating the need for additional venipunctures after the first insertion of the IV catheter; the result is an improvement of patient comfort, healthcare efficiency and healthcare safety. The Company is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. An IV catheter, used to deliver fluids to the patient, is normally inserted into at least one vein of a patient during hospitalization. For various reasons, blood samples cannot be withdrawn through the same catheter. As a result, during a hospital stay a patient may be subjected to numerous needle sticks which are required to obtain blood samples for laboratory tests. ActiVein's dual-action catheter is designed to replace the standard conventional "hospital IV line" by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

2.   NATURE OF OPERATIONS AND GOING CONCERN

     The company has finalized, subsequent to the year end, an agreement for exchange of common stock with ActiVein Inc, a State of Delaware, USA based Company.

     The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue which raises substantial doubt as to the Company's ability to continue as a going concern. The Company's future success, is dependent upon its ability to raise sufficient capital which will be required in the development and the marketability of the products which are being developed by the Company. There is no assurance that funds will be available or the Company will be profitable. The accompanying financial statements do not reflect any adjustments that may result if the Company is unable to continue as a going concern.

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies of the Company are in accordance with accounting principles generally accepted in the United States of America. Outlined below are the significant accounting policies:

     a)   Cash and Cash Equivalents

     Cash consists of cash and cash equivalents, which are short-term, highly liquid investments with original terms to maturity of 90 days or less.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     b)   Income taxes

     The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". Deferred tax assets and liabilities are recorded for differences between the financial statement and tax basis of the assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

     Income tax expense is recorded for the amount of income tax payable or refundable for the period increased or decreased by the change in deferred tax assets and liabilities.

     c)   Revenue Recognition

     The Company's revenue recognition policies are expected to follow common practice in the manufacturing industry whereby sales are recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the sellers' price to the buyer is fixed or determinable; and
     (4) collectibility is reasonably assured.

     d)   Stock Based Compensation

     All awards granted to employees and non-employees after June 30, 2005 will be valued at fair value in accordance with the provisions of SFAS 123 (R) by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each award. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods or Services". Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18. As of February 28, 2009 and February 29, 2008, no awards are granted to employees and non-employees and accordingly, no amount has been charged as stock based compensation expense.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     e)   Use of Estimates

     Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements. These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Significant estimates relate to accruals, valuation allowance for deferred tax assets, estimating the useful life of its plant and equipment and fair value of warrants for services. Actual results may ultimately differ from such estimates.

     f)   Financial Instruments

     The carrying amount of the Company's loans and advances approximates fair values because of its short term maturity.

     Foreign exchange risk: The Company conducts most of its operating activities in New Israeli Shekel (NIS). The Company is therefore subject to gains or losses due to fluctuations in NIS currency relative to the US dollar. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.

     g)   Foreign Currency

     The Company's functional currency is New Israeli Shekel (NIS), but this financial statement has been presented in US dollars. The translation method used is the current rate method where the functional currency is the foreign currency. Under the current rate method all assets and liabilities are translated at the current rate, stockholder's equity accounts are translated at historical rates and revenues and expenses are translated at average rates for the year. Due to the fact that items in the financial statements are being translated at different rates according to their nature, a translation adjustment is created. This translation adjustment has been included in accumulated other comprehensive income (loss).

     h)   Comprehensive Income

     The Company has adopted SFAS No. 130 Reporting Comprehensive Income. This standard requires companies to disclose comprehensive income in their financial statements. In addition to items included in net income, comprehensive income includes items currently charged or credited directly to stockholders' equity, such as foreign currency translation adjustments, unrealized gains (loses) on available-for-sale securities etc.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     i)   Research and Product Development

     Research and Product Development costs, other than capital expenditures but including acquired research and product development costs, are charged against income in the period incurred.

     j)   Loss per Share

     The Company has adopted FAS No. 128, "Earnings per Share", which requires disclosure on the financial statements of "basic" and "diluted" loss per share. Basic loss per share is computed by dividing net loss by the weighted average number of common shares outstanding for the year. Diluted loss per share is computed by dividing net loss by the weighted average number of common shares outstanding plus common stock equivalents (if dilutive) related to stock options and warrants for each year. There were no common equivalent shares outstanding at February 28, 2009 and February 29, 2008 that have been included in dilutive loss per share calculation. At February 28, 2009, and February 29, 2008 there were Nil options and 809 warrants outstanding.

     k)   Intellectual Property with Respect to Patent Applications

     The ActIV catheter is based on ActiVein's unique and innovative technology. ActIV has received patent approval under the name "Vascular Coupling Device" from the European patent office and was registered in the majority of countries in Europe. The US patent is pending approval. Expenditures for patent applications as a result of research activity are not capitalized due to the uncertain value of the benefits that may accrue.

     l)   Plant and Equipment

     Plant and equipment are recorded at cost less accumulated depreciation. Depreciation is provided commencing in the month following acquisition using the following annual rate and method:

            Computer equipment            33%         declining balance method
            Software                      33%         declining balance method
            Lab equipment                 10%         declining balance method

     m)   Segmented information:

     The Company operates in one business segment and has one reporting unit. All of the Company assets and operations are located in Israel.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     n)   Impairment of long lived assets

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the related carrying amounts may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less cost to sell.

     o) Valuation of warrants

     All warrants granted to employees and non-employees after June 30, 2005 for services will be valued at fair value by using the Black-Scholes option pricing model and recognized on a straight line basis over the service periods of each warrant issued.

     p) Recent Pronouncements

     In December 2007, the FASB issued SFAS No. 141(R), "Business Combinations". This Statement replaces SFAS No. 141, Business Combinations.

     This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree;
     b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 141(R).

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     p)   Recent Pronouncements (cont'd)

     In December 2007, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements". This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company's fiscal year beginning May 1, 2009. The Company is currently assessing the impact of FAS 160.

     In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133" ("FAS 161"). FAS 161 changes the disclosure requirements for derivative instruments and hedging activities. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. The guidance in FAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. The Company is currently assessing the impact of FAS 161.

     In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). SFAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the Securities and Exchange Commission's approval of the Public Company Accounting Oversight Board auditing amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." The Company does not expect SFAS 162 to have a material effect on its consolidated financial statements.

     In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2. This FSP amends SFAS 115, "Accounting for Certain Investments in Debt and Equity Securities," SFAS 124, "Accounting for Certain Investments Held by Not-for-Profit Organizations," and EITF Issue No. 99-20, "Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets," to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     p)   Recent Pronouncements (cont'd)

     the financial statements. This FSP provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this FSP does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently evaluating this new FSP but does not believe that it will have a significant impact on the determination or reporting of the financial results.

     In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, "Interim Disclosures about Fair Value of Financial Instruments" ("FSP FAS 107-1 and APB 28-1"). FSP FAS 107-1 and APB 28-1 require companies to disclose in interim financial statements the fair value of financial instruments within the scope of FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments. The fair-value information disclosed in the footnotes must be presented together with the related carrying amount, making it clear whether the fair value and carrying amount represent assets or liabilities and how the carrying amount relates to what is reported in the balance sheet. FSP FAS 107-1 and APB 28-1 also requires that companies disclose the method or methods and significant assumptions used to estimate the fair value of financial instruments and a discussion of changes, if any, in the method or methods and significant assumptions during the period. The FSP shall be applied prospectively and is effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. The Company is currently evaluating this new FSP and the impact it will have on the determination or reporting of the financial results.

     In May 2009, the FASB issued SFAS No. 165, "Subsequent Events" ("SFAS 165"). SFAS 165 sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. SFAS 165 will be effective for interim or annual period ending after June 15, 2009 and will be applied prospectively. The Company does not anticipate the adoption of SFAS 165 will have an impact on its consolidated results of operations or consolidated financial position.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont'd)

     p)   Recent Pronouncements (cont'd)

     FAS 166 amends SFAS No. 140 by removing the exemption from consolidation for Qualifying Special Purpose Entities ("QSPEs"). This Statement also limits the circumstances in which a financial asset, or portion of a financial asset, should be derecognized when the transferor has not transferred the entire original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the transferred financial asset. The Company does not expect the adoption of this standard to have any material impact on financial statements.

     In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), ("SFAS 167") and SFAS No. 166, Accounting for Transfers of Financial Assets - an amendment of FASB Statement No. 140 ("SFAS 166"). SFAS 167 amends FASB Interpretation 46(R) to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity and requires ongoing qualitative reassessments of whether an enterprise is the primary beneficiary of a variable interest entity. The Company does not expect the adoption of this standard to have a material impact on the financial statements.

     In June 2009, the FASB issued SFAS No. 168, "The FASB accounting standard codification" and the Hierarchy of Generally Accepted Accounting Principles ("Codification") which supersedes all existing accounting standards and will become the single source of authoritative non -governmental US GAAP. All the accounting literature not included in the Codification will be considered non-authoritative. The Codification was implemented on July 1, 2009 and will be effective for interim and annual periods after September 15, 2009.

4.   CAPITAL STOCK

     a)   Authorized

           992,076 Common shares, $0.0025 (NIS 0.01) par value

      And

           7,924 Series `A' Preference shares, $0.0025 (NIS 0.01) par value

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


4.   CAPITAL STOCK (cont'd)

     b)   Issued:

           9,057 Common shares, $0.0025 (NIS 0.01) par value

           7,115 Series `A' Preference shares, $0.0025 (NIS 0.01) par value


     Per the articles of the Company, the original issue price of each Preference A share is US $70.71.

     The Preference A Shares confer on the holders thereof all rights accruing to holders of Ordinary Shares in the Company, and in addition bear the following rights:

     Liquidation Preference.
     ----------------------

     In the event of: (i) any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary; (ii) any Deemed Liquidation Event (as defined below), any and all assets of the Company available for distribution (and, in the case of certain reorganizations, mergers or consolidations, the securities received by the Company or its shareholders in such reorganization, merger or consolidation) shall be distributed to the Shareholders of the Company in the following order and preference:

     Primary Distribution.
     --------------------

     First, prior to the repayment of any shareholders loans and prior and in preference to any distribution to any of the holders of any other classes or series of shares of the Company, each holder of Preference A Shares shall be entitled to receive an amount (in cash, cash equivalents or, if applicable, securities) for each Preference Share held by it equal to (i) one time the Original Issue Price of such Preference Share (adjusted for Recapitalization Events); plus (ii) an 8% annual interest on the Original Issue Price for such Preference Share, compounded annually from the date of the issuance of such Preference Share up to the date of distribution; plus
     (iii) an amount equal to the declared but unpaid dividends on such Preference Share (the "Preference Amount"). Such distribution among the holders of the Preference A Shares shall be made in proportion to the aggregate respective preferences amounts of the Preference A Shares owned by each such holder.

     After payment in full of the Preference Amounts, all remaining assets, if any, shall be distributed among all of the Company's Shareholders (holders of Preference A Shares and Ordinary Shares) pro rata to their holdings in the Company's issued share capital on an as-converted basis.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


4.   CAPITAL STOCK (cont'd)

     Dividend Preference. Prior to and in preference to the distribution of any Dividends to the holders of any class or series of shares of the Company (including Ordinary Shares), each of the holders of the Preference A Shares shall be entitled to receive for each Preference Share held by it, non-cumulative Dividends, as and when Dividends are declared by the Board, at the rate of 8% (eight percent) of the Original Issue Price (subject to adjustment for Recapitalization Events) for such Preference Share per annum, calculated thereon from the respective original issue date of such share until the date of distribution of such Dividends. After the dividend preference of the Preference A Shares has been paid in full for a given calendar year, the Preference A Shares shall participate pro rata with the Ordinary Shares in the receipt of any additional Dividends distributed, pro rata and pari passu amongst the holders of the Preference A Shares and the Ordinary Shares in accordance with their respective shareholdings in the Company on an as converted basis.

     Conversion. The holders of the Preference A Shares shall have conversion rights as follows (the "Conversion Rights"):

     Right to Convert. Each Preference Share shall be convertible, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non assessable Ordinary Shares of the Company as is determined by dividing the applicable Original Issue Price for such share by the Conversion Price at the time in effect for such share. The initial Conversion Price per Preference Share shall be the Original Issue Price for such share.

     Automatic Conversion. Notwithstanding anything to the contrary herein, each series of Preference A Shares shall automatically be converted into fully paid and non assessable Ordinary Shares by dividing the applicable Original Issue Price by the Conversion Price at the time in effect for such Preference A Shares, immediately: (i) prior to the closing of an offering by the Company of its securities to the public in a bona fide underwriting pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, the Israeli Securities Law - 1968, or similar securities law of another jurisdiction, with gross offering proceeds to the Company of not less than $15,000,000, which yields an imputed pre-money company valuation of at least $50,000,000 on a fully diluted basis (the "Qualified IPO"); or
     (ii) upon written demand of the holders (on an as converted basis) of at least 51% of the then outstanding Preference A Shares.

     Year ended February 29, 2008
     ----------------------------

     The Company received $263,819 (NIS 1,089,910), being subscription for 3,732 series `A' preference shares at $70.71 per preference share from Xenia Venture Capital Ltd. and allotted 3,732 series `A' preference shares.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)


4.   CAPITAL STOCK (cont'd)

     Year ended February 28, 2009
     ----------------------------

     The Company received $179,321 (NIS 764,898), being subscription for 2,536 series `A' preference shares at $70.71 per preference share from Xenia Venture Capital Ltd. and allotted 2,536 series `A' preference shares.

     c)   Purchase Warrants

     The Company did not issue any warrants during the years ended February 28, 2009 and February 29, 2008. However during the period ended February 28, 2007 the Company issued 809 warrants to Xenia Venture Capital Ltd ("Xenia") in accordance with the Incubator agreement dated October 19, 2006. These warrants entitled the holder to acquire 809 series `A' preference shares at $0.0025 (NIS 0.01) per preference share. The Company determined the fair value of these warrants using the Black Scholes method of valuation at $57,875 and amortized the compensation cost over a period of 2 years for management services provided by Xenia commencing November 2006. The Black-Scholes option pricing model requires the use of certain assumptions, including expected terms, expected volatility, expected dividends and risk-free interest rate to calculate the fair value of stock-based payment awards. As the Company is new and had no data for historic volatility, the estimated volatility was determined by comparing the volatility of similar Companies within the industry sector. The assumptions used are risk free rate 2.95%; volatility factor 100%; expected dividends 0% and forfeiture rate 0%.

                                          Number of        Exercise    Expiry
                                      Warrants Granted      Prices      Date *
                                      ----------------     --------    -------

        Outstanding at February
        28, 2007 and average
        exercise price                           809        $0.0025

        Granted in year 2008                       -              -
        Exercised in year 2008                     -              -
        Forfeited in year 2008                     -              -
        Cancelled in year 2008                     -              -
                                             --------    -----------
        Outstanding at February 29, 2008
         and average exercise price              809        $0.0025
        Granted in year 2009                       -              -
        Exercised in year 2009                     -              -
        Forfeited in year 2009                     -              -
        Cancelled in year 2009                     -              -
                                             --------    -----------
        Outstanding at February 28, 2009
         and average exercise price              809         0.0025
        Exercisable at February 28, 2009         809         0.0025
        Exercisable at February 29, 2008         809         0.0025

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

4.   CAPITAL STOCK (cont'd)

     * The warrants may be exercised by the Holder at any time during the period commencing with the date of the grant of the warrant and expiring upon the consummation of the earlier of the following events: (i) the Company's initial public offering of its shares, reflecting a pre-money valuation of the Company of at least 50 million dollars with net proceeds to the Company of not less than 15 million dollars; ("QIPO") (ii) a merger or consolidation of the Company with or into another Company, and (iii) the sale of all or substantially all of the Company's properties and assets or the sale of all or substantially all of the Company's shares to another party (each of the events in (ii) and (iii) an "M&A") (the "Exercise Period") provided, however, that the Company shall provide written notice to the Holder of an intended QIPO or M&A. The warrant may be exercised by the holder in whole or in part, by delivering to the Company (a) this warrant certificate, (b) an amount equal to the Exercise price multiplied by the number of Warrant shares for which this warrant is being exercised (the "Purchase Price"), and (c) the Notice of Exercise is duly completed and executed by the Holder.

5.   PLANT AND EQUIPMENT

                                            Feb 28, 2009      Feb 29, 2008
                                                  $                 $
                                            ------------      ------------
           Cost
           ----

           Computer Equipment                     1,616            1,858
           Softwares                              5,277            6,065
           Lab Equipment                            981            1,127
                                               ---------        ---------
                                                  7,874            9,050
           Less: Accumulated Depreciation        (5,030)          (3,110)
           Net carrying amount                  $ 2,844          $ 5,940
                                               ---------        =--------

6.   ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

                                                Feb 28, 2009      Feb 29, 2008
                                                ------------      ------------

     Accounts payable and accrued liabilities are comprised of the following:

            Trade payables                         22,430           18,349
            Accounts payable                       19,042           24,695
            Due to Xenia Venture Capital            4,462            4,640
            Due to the CEO                         10,392            3,875
            Accrued Liabilities-Severance           3,776            3,020
                                               ----------        ---------
                                                   60,102           54,579
                                               ==========        =========

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

7.   RELATED PARTY TRANSACTIONS

     Year ended February 29, 2008
     ----------------------------

     The Company received $263,819 (NIS 1,089,910), being subscription for 3,732 series `A' preference shares at $70.71 per preference share from Xenia Venture Capital Ltd., a Company related through common directors, and allotted 3,732 series `A' preference shares.

     The Company expensed $25,797 being the amortization of deferred stock compensation relating to the issue of warrants to Xenia Venture Capital Ltd., a Company related through common directors for management services.

     The Company expensed $ 71,266 (NIS 286,309) being compensation expense for the CEO of the Company.

     Year ended February 28, 2009
     ----------------------------

     The Company received $179,321 (NIS 764,898), being subscription for 2,536 series `A' preference shares at $70.71 per preference share from Xenia Venture Capital Ltd., a Company related through common directors, and allotted 2,536 series `A' preference shares.

     The Company expensed $22,432 being the amortization of deferred stock compensation relating to the issue of warrants to Xenia Venture Capital Ltd., a Company related through common directors for management services.

     The Company expensed $ 54,116 (NIS 196,852) being compensation expense for the CEO of the Company.

8.   INCOME TAXES

     The Company has certain non-capital losses of approximately $668,522 (2009:
     $289,823;  2008: $291,640;  2007: $87,059) available,  which can be applied against future taxable income and according to the tax laws in Israel, these losses can be carried forward indefinitely until absorbed.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

8.   INCOME TAXES (Cont'd)

     The Company's current and deferred income taxes are as follows:

                                                        2009           2008
                                                        -----          ----

      Loss before income taxes                       $(312,255)     $(317,436)
                                                     ----------     ----------
      Expected income tax recovery at the
      statutory rates of 26% (2008 - 27%)            $ (81,186)     $ (85,708)
      Increase in income taxes resulting from:
      Permanent differences                              5,832          6,965
      Valuation allowance                               75,354         78,743
                                                   -----------     ----------
      Provision for income taxes                     $       -      $       -
                                                   ===========     ==========

     The Company has deferred income tax assets as follows:

                                                           2009          2008
                                                           -----         ----

        Net operating loss carry forward                $ 668,522     $ 378,699
        Deferred Income tax on loss carry forward         173,816       102,249
        Valuation allowance for deferred income
          tax assets                                    $(173,816)    $(102,249)
                                                        ----------    ----------
                                                                -             -
                                                        ----------    ----------

     As the company has not commenced any operations, it has provided a 100 per cent valuation allowance on the net deferred tax asset as of February 28, 2009 and February 29, 2008.

9.   INCUBATOR AGREEMENT

     The Incubator and founders agreement was made on October 16, 2006 between Xenia Venture Capital Ltd, ("Incubator") and founders and Initial shareholders and the Company. The founders declared that they had independently discovered, conceived and developed the concept and /or idea and/or invention required for the development of the Product and wished to transfer the concept and /or idea and /or invention required for the development of the Product to the Company.

ACTIVEIN LTD.
(A Development Stage Enterprise)
Notes to Financial Statements
February 28, 2009 and February 29, 2008
(Amounts expressed in US Dollars)

9.   INCUBATOR AGREEMENT (cont'd)

     The Incubator is entitled to a State-Incubator-Loan (a loan approved by the Incubators' Administration to be provided by the State to the Incubator in the sum of NIS 1,680,000 for the performance of the project). The Company issued to the Incubator 7,115 Series A Preference shares of $0.0025 (NIS 0.01) par value invested by the Incubator at $70.71 per Preference share as against the State-Incubator-Loan and the supplementary financing. In addition, the Company issued to the Incubator a warrant to purchase 809 Preferred A Shares which is exercisable at $0.0025 (NIS 0.01) par value for services to be provided by the Incubator to the Company over a period of two years.

10.  SEGMENT DISCLOSURES

     The Company, after reviewing its reporting systems, has determined that it has one geographic segment. All assets of the business are located in Israel.

11.  LOANS AND ADVANCES

     The Company received an advance of $50,000 from Activein Inc. a State of Delaware, USA based Company free of interest with no security, no repayment terms and non interest bearing to facilitate the conclusion of the share exchange agreement. The Company has credited additional paid in capital with the fair value of interest calculated at 8% pa.

12.  SUBSEQUENT EVENTS

     Subsequent events have been evaluated up to October 20, 2009.

     Share exchange agreement:

     In March 2009 the Company was acquired by ActiVein Inc., a State of Delaware, USA based Company. In exchange of all issued and outstanding shares of the Company, the shareholders of the Company received 4,800,190 shares of ActiVein Inc common stock, In addition, 3,770,935 shares of Series A Preferred stock, and a warrant which allows the holder to purchase an additional 428,768 Series A preferred shares. The exchange resulted in the Company becoming a wholly owned subsidiary of ActiVein Inc. The acquisition is accounted for as a reverse merger (recapitalization) with the Company deemed to be the accounting acquirer, and ActiVein Inc. the legal acquirer. 1,006,106 common shares were reserved as an option pool

                                  ACTIVEIN INC.
                     (FORMERLY UNLTD VENTURES INCORPORATED)
                        (A Development Stage Enterprise)


                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2009


                        (Amounts expressed in US Dollars)

                       (Unaudited-Prepared by Management)

                                  ACTIVEIN INC.
                     (FORMERLY UNLTD VENTURES INCORPORATED)
                        (A Development Stage Enterprise)
                    INTERIM CONSOLIDATED FINANCIAL STATEMENTS

                                NOVEMBER 30, 2009

                        (Amounts expressed in US Dollars)

                       (Unaudited-Prepared by Management)


                                TABLE OF CONTENTS

                                                                         Page No

     Interim Consolidated Balance Sheets as at November 30, 2009
     (unaudited) and February 28, 2009 (audited)                              1

     Interim Consolidated Statements of Operations for the nine months and three months ended November 30, 2009 and
     November 30, 2008 and for the period from inception
     to November 30, 2009                                                     2

     Interim Consolidated Statements of Cash Flows for the nine months ended November 30, 2009 and November 30, 2008 and for
     the period from inception to November 30, 2009.                          3

     Interim Consolidated Statements of changes in Stockholders'
     Deficiency for the nine months ended November 30, 2009 and
     for the period from Inception to November 30, 2009                       4

     Condensed Notes to Interim Consolidated Financial Statements           5-9

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
(A Development Stage Enterprise)
Interim Consolidated Balance Sheets as at
November 30, 2009 and February 28, 2009
(Amounts expressed in US Dollars)
                                                  November 30,      February 28,
                                                      2009             2009
                                                   ----------       ----------
                                                   (unaudited)       (audited)
                                   ASSETS               $                $
CURRENT ASSETS
Cash                                                  49,803                -
Prepaid and other receivables                          1,484            1,855
                                                   ----------       ----------
Total Current Assets                                  51,287            1,855
Plant and Equipment (note 6)                           2,742            2,844
                                                   ----------       ----------
TOTAL ASSETS                                          54,029            4,699
                                                   ----------       ----------
                                   LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities             119,526           60,102
Bank overdraft                                             -           10,039
Loans and advances                                         -           50,000
                                                   ----------       ----------
Total Current Liabilities                            119,526          120,141
                                                   ----------       ----------
Going Concern (note 2)

Related Party Transactions (note 5)

                            STOCKHOLDERS' DEFICIENCY
Capital Stock (Note 4)
Preference shares Series `A', $0.001 par value,
 4,200,000 shares authorized, 3,770,935
 outstanding                                           3,771               18
Common shares, $0.0001 par value: 50,000,000
 shares authorized, 13,908,257 shares outstanding      1,391               22
Additional Paid-In Capital
                                                     952,114          561,558
Accumulated Other Comprehensive Income                33,625           50,027
Accumulated Deficit                               (1,056,398)        (727,067)
                                                   ----------       ----------
Total Stockholders' Deficiency                       (65,497)        (115,442)
                                                   ----------       ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIENCY)                                         54,029            4,699
                                                   ----------       ----------


The accompanying condensed notes are an integral part of these unaudited interim consolidated financial statements.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
(A Development Stage Enterprise)
Interim Consolidated Statements of Operations
For the periods from Inception to November 30, 2009 and the nine months and three months ended November 30, 2009 and November 30, 2008 (Amounts expressed in US Dollars) (Unaudited - Prepared by Management)

                                                 For the         For the          For the         For the
                                               nine months     nine months      three months    three months
                               Cumulative         ended           ended            ended           ended
                                 since         November 30,    November 30,     November 30,    November 30,
                               inception           2009            2008             2009            2008
                               ----------      ------------    ------------     ------------    ------------
                                   $                $               $                $               $
Operating Expenses

General and administration       352,308           170,871          75,857           48,494          18,751
Research and development         696,714           156,522         165,941           29,299          42,581
Amortization                       7,376             1,938           2,052              699             650
                             ------------      ------------    ------------     ------------    ------------
Total Operating Expenses       1,056,398           329,331         243,850           78,492          61,982
                             ------------      ------------    ------------     ------------    ------------
Loss before Income tax        (1,056,398)         (329,331)       (243,850)         (78,492)        (61,982)

Provision for income taxes             -                 -               -                -               -

Net Loss                      (1,056,398)         (329,331)       (243,850)         (78,492)        (61,982)


Loss per share-Basic
 and Diluted                                         (0.02)          (0.05)           (0.01)          (0.01)
                                               ============    ============     ============    ============
Weighted Average Common
 Shares Outstanding                             13,543,934       4,800,190       13,908,257       4,800,190
                                               ============    ============     ============    ============


The accompanying condensed notes are an integral part of these unaudited interim consolidated financial statements

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
(A Development Stage Enterprise)
Interim Consolidated Statements of Cash Flows
For the periods from inception to November 30, 2009
and the nine months ended November 30, 2009 and November 30, 2008
(Amounts expressed in US Dollars)
(Unaudited - Prepared by Management)

                                        Cumulative
                                          Since      November 30,   November 30,
                                        Inception       2009           2008
                                        ----------   ------------   ------------

Cash Flows from Operating Activities
 Net Loss                              (1,056,398)       (329,331)     (243,850)
 Items not requiring an outlay of cash:
   Amortization of plant and equipment      7,376           1,938         2,052
   Compensation expense on issue of
     warrants                              57,875               -        22,970
   Fair value of interest on interest
    free loan received                        670               -             -
   Changes in non-cash working capital
   Prepaid and other receivables           (1,484)            371         1,815
   Accounts payable and accrued
    liabilities                           119,526          59,424        (3,234)
                                      ------------    ------------  ------------
   Net cash used in operating
    activities                           (872,435)       (267,598)     (220,247)
                                      ------------    ------------  ------------
Cash Flows from Investing Activities
    Purchase of plant and equipment        (9,594)         (1,836)            -
                                      ------------    ------------  ------------
   Net cash used in investing
     activities                            (9,594)         (1,836)            -
                                      ------------    ------------  ------------
Cash Flows from Financing Activities
    Proceeds from issuance of common
     shares                               395,700         395,678             -
    Proceeds from issuance of
     preference shares                    503,031                       179,319
    Loans and advances                          -         (50,000)            -
    Bank overdraft                              -         (10,039)       (5,804)
                                      ------------    ------------  ------------
   Net cash provided by financing
    activities                            898,731         335,639       173,515
                                      ------------    ------------  ------------
Effect of foreign currency exchange
  rate changes                             33,101         (16,402)       46,850
                                      ------------    ------------  ------------
Net increase (decrease) in Cash and
  Cash equivalents                         49,803          49,803           118
Cash- beginning of period                       -               -             -
                                      ------------    ------------  ------------
Cash - end of period                       49,803          49,803           118
                                      ============    ============  ============
Supplemental Cash Flow Information
    Interest paid                               -               -             -
                                      ============    ============  ============
    Income taxes paid                           -               -             -
                                      ------------    ------------  ------------


The accompanying condensed notes are an integral part of these unaudited interim consolidated financial statements

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
(A Development Stage Enterprise)
Consolidated Statements of Changes in Stockholders' Deficiency from inception to November 30, 2009
(Amounts expressed in US Dollars)


                                                                                      Deficit
                                                                                       accumu-              Accumu-
                           Common Stock      Preference Stock                          lated                 lated        Total
                      -------------------   -------------------              Deferred  during     Other     Stock-       Compre-
                                                                 Additional   stock   the devel-  Compre-   holders'     hensive
                      Number                Number                 Paid in    compen-   opment    hensive   Equity       Income
                      of Shares    Amount   of Shares    Amount    Capital    sation    Stage     Income  (Deficiency)    (Loss)
                      ---------    ------   ---------    ------  ----------  -------- ---------   ------  ------------   --------
                                     $                      $         $          $         $         $          $            $

Common shares
 issued at par
 on incorporation        9,057        22                                                                          22
Issue of Preference
 A shares for cash                               847         2      59,889                                    59,891
Fair value of
 warrants issued
 for services                                                       57,875    (57,875)                             -
Amortization of
 deferred stock
 compensation                                                                   9,646                          9,646
Foreign currency
 translation                                                                                          105        105          105
 Net loss                                                                                (97,376)            (97,376)     (97,376)
                      ---------    ------   ---------    ------  ----------  --------   ---------   ------  ----------    --------
Balance February
 28, 2007                9,057        22         847         2     117,764   (48,229)    (97,376)     105    (27,712)     (97,271)

Issue of Preference
 A shares for cash                             3,732         9     263,810                                   263,819
Amortization of
 deferred stock
 compensation                                                                  25,797                         25,797
Foreign currency
 translation                                                                                        5,760      5,760        5,760
 Net loss                                                                               (317,436)            (317,436)    (317,436)
                      ---------    ------   ---------    ------  ----------  --------   ---------   ------  ----------    --------
Balance February
 29, 2008                9,057        22       4,579        11     381,574   (22,432)   (414,812)   5,865     (49,772)    (311,676)

Issue of Preference
 A shares for cash                             2,536         7     179,314                                    179,321
Amortization of
 deferred stock
 compensation                                                                 22,432                           22,432
Fair value of
 interest on
 interest free
 loan received                                                         670                                        670
Foreign currency
 translation                                                                                       44,162     44,162       44,162
 Net loss                                                                               (312,255)            (312,255)    (312,255)
                      ---------    ------   ---------    ------  ----------  --------   ---------   ------  ----------    --------
Balance February
 28, 2009                9,057        22       7,115        18     561,558         0    (727,067)   50,027   (115,442)    (268,093)

Recapitalization
 pursuant to reverse
 acquisition        13,899,200      1,369   3,763,820    3,753     390,556                                    395,678

Foreign currency
 translation                                                                                       (16,402)   (16,402)     (16,402)
 Net loss                                                                               (329,331)            (329,331)    (329,331)
                      ---------    ------   ---------    ------  ----------  --------   ---------   ------  ----------    --------

Balance November
 30, 2009            13,908,257    1,391   3,770,935     3,771     952,114         0  (1,056,398)   33,625    (65,497)    (345,733)
                      ---------    ------   ---------    ------  ----------  --------   ---------   ------  ----------    --------


The accompanying condensed notes are an integral part of these unaudited interim consolidated financial statements

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
November 30, 2009
(Amounts expressed in US Dollars)

1.   BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles (GAAP); however, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. In the opinion of management, the accompanying condensed consolidated financial statements reflect all adjustments of a normal recurring nature considered necessary to fairly state the financial position of the Company at November 30, 2009 and February 28, 2009, the results of its operations for the three- and nine-month periods ended November 30, 2009 and November 30, 2008, and its cash flows for the nine-month periods ended November 30, 2009 and November 30, 2008. In addition, some of the Company's statements in this quarterly report on Form 10-Q may be considered forward-looking and involve risks and uncertainties that could significantly impact expected results. The results of operations for the nine-month period ended November 30, 2009 are not necessarily indicative of results to be expected for the full year.

     The Company was incorporated under the laws of the State of Delaware, USA on January 8, 2007. On April 9, 2009 the Company changed its name to ActiVein, Inc. In March 2009 the Company acquired ActiVein Ltd., an Israeli corporation. In exchange of all issued and outstanding shares of ActiVein Ltd., the shareholders of the Company received 4,800,190 shares of ActiVein Inc common stock, In addition, 3,770,935 shares of Series A Preferred stock, and a warrant which allows the holder to purchase an additional 428,768 Series A preferred shares. The exchange resulted in the ActiVein Ltd. becoming a wholly owned subsidiary of ActiVein Inc. The acquisition is accounted for as a reverse merger (recapitalization) with ActiVein Ltd. deemed to be the accounting acquirer, and ActiVein Inc. the legal acquirer. On March 12, 2009 the Company issued 750,000 Common shares as finder's fees in connection with the acquisition of Activein Ltd. 1,006,106 common shares were reserved as an option pool. The financial statements for the period ended August 31, 2009 include the consolidated of Activein Inc. and Activein Ltd., whereas the comparative period are those of Activein Ltd..

     The interim consolidated financial statements include the accounts of Activein Inc. (the "Company"), and its subsidiary Activein Ltd. (an Israeli corporation). All material inter-company accounts and transactions have been eliminated.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
November 30, 2009
(Amounts expressed in US Dollars)

2.   NATURE OF OPERATIONS AND GOING CONCERN

     The Company's subsidiary Activein Ltd. is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. An intravenous (IV) catheter, used to deliver fluids to the patient, is normally inserted into at least one vein of a patient during hospitalization. For various reasons, blood samples cannot be withdrawn through the same catheter. As a result, during a hospital stay a patient may be subjected to numerous needle sticks which are required to obtain blood samples for laboratory tests. ActiVein's dual-action catheter is designed to replace the standard conventional "hospital IV line" by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

     The Company's subsidiary Activein Ltd. is developing a novel intravenous catheter which will reduce the number of times a hospital patient is stuck with a needle to withdraw blood samples. An intravenous (IV) catheter, used to deliver fluids to the patient, is normally inserted into at least one vein of a patient during hospitalization. For various reasons, blood samples cannot be withdrawn through the same catheter. As a result, during a hospital stay a patient may be subjected to numerous needle sticks which are required to obtain blood samples for laboratory tests. ActiVein's dual-action catheter is designed to replace the standard conventional "hospital IV line" by enabling both fluid infusion and blood withdrawal using a single vein over an entire hospitalization period.

     The Company has no source for operating revenue and expects to incur significant expenses before establishing operating revenue. The Company's future success, is dependent upon its ability to raise sufficient capital which will be required in the development and the marketability of the products to be manufactured. There is also no assurance that funds will be available or the Company will be profitable. The accompanying financial statements do not reflect any adjustments that may result if the Company is unable to continue as a going concern.

3.   REVERSE ACQUISITION

     In March 2009, the Company acquired 100 % of the outstanding common and preference shares of Activein Ltd. an Israeli Corporation (see note 4-capital stock). The exchange resulted in the ActiVein Ltd. becoming a wholly owned subsidiary of ActiVein Inc. Notwithstanding that the Company became the legal acquirer of Activein Ltd., this transaction has been accounted for in these financial statements as a reverse merger equivalent to the issuance of stock by Activein Ltd. for the net monetary assets of the Company accompanied by a recapitalization.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
November 30, 2009
(Amounts expressed in US Dollars)

3.   REVERSE ACQUISITION (cont'd)

     The comparative consolidated financial statements of the Company are those of Activein Ltd (an Israeli corporation) and the merger and recapitalization was reported as a line item in the Statements of Changes in Stockholders' Equity.

4.   CAPITAL STOCK

     a)   Authorized

              50,000,000 Common shares, $0.0001 par value

          And

              10,000,000 Preferred shares, $0.0001 par value, issuable in varying series and par values

     As of Balance sheet date, 4,200,000 Series "A" Preferred shares, $0.001 par value have been authorized. These preferred shares are convertible, at the option of the holder of such shares, at any time after the date of issuance of such shares, into fully paid and non-assessable shares of the Company's common stock. Each of the holders of Series `A' Preferred shares shall be entitled to receive for each series `A' preferred share held, non-cumulative dividends, as and when dividends are declared by the Board, at the rate of $0.0106.

     b)   Issued during the nine month period ended November 30, 2009:

     In March 2009, the Company acquired 100 % of the outstanding common and preference shares of Activein Ltd. an Israeli Corporation The exchange resulted in the ActiVein Ltd. becoming a wholly owned subsidiary of ActiVein Inc. In accordance with the reverse take-over of accounting, the capital structure of issued and outstanding common and preference shares is that of ActiVein Inc.

                                                        Number of
                                                          Shares        Amount
                                                        ---------       ------
           Common Shares:
           Issued:
              ActiVein Ltd Common shares (Opening)         9,057           22
              Adjustment of reverse take over          4,791,133          458
              ActiVein Inc. Common shares              8,358,067          836
              Shares issued for finder's fees            750,000           75
                                                      -----------    ---------
                   Total                              13,908,257        1,391

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
November 30, 2009
(Amounts expressed in US Dollars)

4.   CAPITAL STOCK (cond'd)

              Preference shares;
                 ActiVein Ltd Preference shares
                  (Opening)                                7,115           18
                 Adjustment of reverse takeover        3,763,820        3,753
                                                      -----------    ---------
                     Total                             3,770,935        3,771

5.   RELATED PARTY TRANSACTIONS

     Nine month period ended November 30, 2009

     The Company expensed $ 49,345 (NIS 194,011)being compensation expense for the CEO of the Company and $12,000 being compensation expense for a director of the Company.

6.   PLANT AND EQUIPMENT

                                             As at                As at
                                       November 30, 2009    February 28, 2009
                                       -----------------    -----------------
                                               $                    $
       Cost
       ----

        Computer Equipment                    2,399                1,616
        Software                              5,795                5,277
        Lab Equipment                         1,417                  981
        Phones                                  664                    -
                                         -----------           ----------
                                             10,275                7,874
        Less: Accumulated Depreciation       (7,533)              (5,030)
                                         -----------           ----------
        Net carrying amount                 $ 2,742              $ 2,844
                                         -----------           ----------

7.   COMMITMENTS

     For a one year period following the closing of the reverse acquisition, the Company is committed to pay US$6,500 per month to a consultant for investor relations and investment banking services.

     For a one year period following the closing of the reverse acquisition, the Company is committed to pay US$1,500 per month to a director for investor relations and investment banking services.

ACTIVEIN INC.
(FORMERLY UNLTD VENTURES INCORPORATED)
Notes to Financial Statements
November 30, 2009
(Amounts expressed in US Dollars)


8.   SUBSEQUENT EVENTS

     The Company has reviewed subsequent events up to February 18, 2010, and has no events which would require adjustments or disclosure in these interim consolidated financial statements.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY ....................................
RISK FACTORS ..........................................
DILUTION AND COMPARATIVE SHARE DATA....................
USE OF PROCEEDS .......................................
MARKET FOR ACTIVEIN'S COMMON STOCK ....................
MANAGEMENT'S DISCUSSION AND ANALYSIS
     AND PLAN OF OPERATION ............................
BUSINESS...............................................
MANAGEMENT ............................................
PRINCIPAL SHAREHOLDERS.................................
OFFERING BY ACTIVEIN ..................................
SELLING SHAREHOLDERS...................................
DESCRIPTION OF SECURITIES..............................
LEGAL PROCEEDINGS......................................
INDEMNIFICATION .......................................
AVAILABLE INFORMATION..................................
FINANCIAL STATEMENTS...................................

     No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by Tara Minerals. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer by means of this prospectus.

     Until _______, 2010 all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

      The following table show the costs and expenses payable by the Company in connection with this registration statement.

         SEC Filing Fee                                      $       62
         Legal Fees and Expenses                                 40,000
         Accounting Fees and Expenses                            20,000
         Miscellaneous Expenses                                     938
                                                             ----------
                  TOTAL                                         $61,000
                                                             ==========

         All expenses other than the SEC filing fee are estimated.

Item 14. Indemnification of Officers and Directors

     The Delaware Corporation Code provide that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company's best interest.

Item 15. Recent Sales of Unregistered Securities.

     The following lists all shares issued by the Company since its inception.

Common Stock

Shareholder Name              Date          Shares     Consideration
----------------              ----          ------     -------------

Sheldon Kales                2/8/07      2,500,000     $250
Dr. Tally Bodenstein         2/8/07      2,500,000     $250
Rakesh Malhotra             5/10/07        500,000     $  50
Gil, Petar                 11/22/07         20,000     $3,000
Gil, Luis                  11/22/07         20,000     $3,000
Gordan, V. Peter           11/22/07         13,333     $2,000
Frewer, Mary               11/22/07          6,667     $1,000
Frewer, Tim                11/22/07          6,667     $1,000
Delure-Savage, Laune-Ann   11/22/07         66,667     $10,000
Homes Unlimited/Ian Savage 11/22/07        233,333     $35,000
Savage, Cameron            11/22/07         33,333     $5,000
Savage, Ian                11/22/07       300,000      $45,000
Dadwan, Sukhvinder         11/22/07         12,500     $1,875
Dadwan, Paramjeet          11/22/07        12,500      $1,875
Rothbart, Dr. Peter        11/22/07        666,667     $100,000

Shareholder Name              Date          Shares     Consideration
----------------              ----          ------     -------------

Gareth, Ellis              11/22/07        166,667     $25,000
Kellner, Thomas            11/22/07         23,333     $3,500
Gergely Agnes              11/22/07         20,000     $3,000
Lombarni, Len              11/22/07         10,000     $1,500
Calabretta, Ted            11/22/07        100,000     $15,000
Wright,Julie               11/22/07         20,000     $3,000
Kellner, Kathy             11/22/07         30,000     $4,500
Barsony, Tibor             11/22/07        100,000     $15,000
Klein, Mark                11/22/07         50,000     $7,500
Simon, Michael             11/22/07        100,000     $15,000
Simmons, Wendy             11/22/07          5,000     $750
Simmons, Norman            11/22/07         10,000     $1,500
Grainger, John C.          11/22/07         20,000     $3,000
Kim, Philip                11/22/07         83,333     $12,500
MacDonald, Jordan          11/22/07         66,000     $9,900
Witzu M.                   11/22/07         33,333     $5,000
Mooney, Matthew            11/22/07         35,000     $5,250
Barsony, Rob               11/22/07         25,000     $3,750
Hill, Mary-Eileen          11/22/07         10,000     $1,500
Caro, Gad                  11/22/07          2,000     $300
Pelchovitz, Mark           11/22/07          3,000     $450
Pelchovitz, Steven         11/22/07          3,000     $450
Abrahim, Salman            11/22/07          2,000     $300
Herridge, Paula            11/22/07         10,000     $1,500
Mclennan, Corinne          11/22/07        108,900     $16,335
Emmett, John               11/22/07        233,333     $35,000
Wa, Laura                  11/22/07          3,153     $473
Sandhu, Satinder           11/22/07          6,680     $1,002
Sandhu, Amarjit            11/22/07          6,667     $1,000
Gill, Manjit               11/22/07          6,667     $1,000
Astortno, Johnny           11/22/07          6,667     $1,000
Swartz, Stan               11/22/07         10,000     $1,500
Sloan, Allen               11/22/07         10,000     $1,500
Paskowitz, J.E.            11/22/07         10,000     $1,500
Mclennan, Martin           11/22/07         30,000     $4,500
Simmons, Mark              11/22/07         66,667     $10,000
Orton Clodagh              11/22/07         20,000     $3,000
Sussman, Sam               11/22/07         20,000     $3,000

Boaz Dor                    3/12/09        750,000     Services rendered, valued
                                                       at $10,000

Ilan Shalev                 3/24/09        944,986     (1)
Yoav Paz                    3/24/09        944,986     (1)
Adi Plaschkes               3/24/09        445,198     (1)
Yifat Gurion                3/24/09        567,098     (1)
Ronen Finegold              3/24/09        521,518     (1)

Shareholder Name              Date          Shares     Consideration
----------------              ----          ------     -------------

Eftan Investment
 Consulting Ltd.            3/24/09        377,888     (1)
Chaim Halperin              3/24/09        287,259     (1)
Ami Sheinfeld               3/24/09        287,259     (1)
Ronen Shafir                3/24/09        211,999     (1)
M.M.T.K. Real Estate Ltd.   3/24/09        211,999     (1)
                                      ------------
                                        13,908,257
                                      ============

Series A Preferred Stock
------------------------

Name                              Date          Shares     Consideration
----                              ----          ------     -------------

Xenia Venture Capital Ltd.       3/24/09      3,770,935     (2)

(1)  Shares of common stock in ActiVein Ltd.

(2)  Shares of preferred stock in ActiVein Ltd.

      The shares listed above were all issued to non-U.S. persons who reside outside of the United States. The negotiations and agreements relating to the issuance of these shares were made by the Company's officers (who were non-U.S. persons) from Canada. The shares are restricted from resale in the public markets for a period of six months from the date of their issuance. There is no market for the Company's securities in the United States and none of the securities have been transferred since their issuance. The Company relied upon the exemption provided by Rule 901 of the Securities and Exchange Commission with respect to the sale of these shares.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed with this Registration Statement:

Exhibit
Number   Exhibit Name
-------  ------------

3.1      Articles of Incorporation, as amended

3.2      Designation of Series A Preferred Stock

3.3      Warrant - Series A Preferred Stock

3.4      Bylaws

5        Opinion of Counsel

10.1     Agreement relating to the acquisition of ActiVein Ltd.

23.1     Consent of Attorneys

23.2     Consent of Accountants

Item 17. Undertakings

      The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section l0 (a)(3) of the Securities Act:

            (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

   Insofar as indemnification for liabilities arising under the Securities Act of l933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) If the registrant is relying on Rule 430B:

            (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B) Each prospectus required to be filed pursuant to Rule 424(b)(2),
(b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

      (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

      The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser bye means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Kiryat Gat, Israel on the 26th day of February 2010.


                                    ACTIVEIN, INC.




                             By:    /s/ Adi Plaschkes
                                    -------------------------------------------
                                    Adi Plaschkes, President, Principal
                                    Financial Officer and Principal Accounting
                                    Officer


         In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


Signature                            Title                        Date


/s/ Anat Segal                      Director                 February 28, 2010
-------------------------
Anat Segal

/s/ Eitan Kyiet                     Director                 February 24, 2010
-------------------------
Eitan Kyiet

/s/ Ilan Shalev                     Director                 February 24, 2010
-------------------------
Ilan Shalev

/s/ Boaz Dor                        Director                 February 22, 2010
-------------------------
Boaz Dor

                                 ACTIVEIN, INC.

                                    FORM S-1

                                    EXHIBITS